EXHIBIT

                    CLEMENTS GOLDEN PHOENIX ENTERPRISES, INC.


                          private placement memorandum

                  5,500,000 Shares of series A preferred Stock


                                  June 18, 2001




Do not use or distribute this memorandum without the express written consent of Clements Golden Phoenix Enterprises, Inc.


This memorandum and the accompanying operations plan of the Company contain confidential business information belonging to the Company. You may not use or disclose any of the business information contained in this memorandum or the operations plan except in connection with this Offering. You may not dispose of this memorandum, the operations plan or any other Offering materials except by returning them to the Company.















RECIPIENT _________________________                               COPY NO.___




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                    Clements Golden Phoenix Enterprises, Inc.
                                Business Summary

                                                                       June 2001

                                Executive Summary

High-quality orange juice from concentrate is generally unavailable in the People's Republic of China (China or PRC). Until recently, exporters of orange juice into China typically entered into joint ventures with Chinese companies to get access to the market. As a result, exporters lost control of the quality of the product distributed in China and the product that eventually reached customers was poor. Our market research, consisting of taste testing at tradeshows and points of sale in China, indicates a potentially strong interest in high-quality orange juice among Chinese consumers. China has recently entered into Permanent Normal Trade Relations (PNTR) status with the U.S., and is seeking entry into the World Trade Organization (WTO). These are both signs that the Chinese market is beginning to open up to imports and place less restrictions and requirements on importers.

The timing of these events is favorable for Clements Golden Phoenix Enterprises, Inc. (referred to herein, with its subsidiary Clements Citrus Sales of Florida, Inc., as Clements). Clements is a marketer and broker of high-quality frozen concentrated citrus fruit juice and fresh citrus products located in the heart of the famed Indian River citrus growing region. Clements has spent the last couple of years laying the groundwork for the distribution of high-quality frozen concentrated orange juice in China. As food storage technology has increased the shelf life of cartoned orange juice, Americans have generally turned away from frozen concentrate, leaving many frozen orange juice processing/packaging plants operating at under capacity. This under-utilization of orange juice processing plants and the abundant Florida orange crop enable Clements to be a low cost producer of frozen concentrated orange juice.

Clements developing a distribution network in China: the Company currently has one signed contract and is negotiating a few more. Clements has also received a Purchase Order from a juice company in Hong Kong. Clements' intention is to sell high quality frozen orange juice to the burgeoning Chinese urban middle-class on a large scale. We believe the Chinese consumer market is so large (approximately
1.24 billion people) that even relatively shallow penetration would result in significant sales. We believe that no one else is currently bringing a high-quality, frozen concentrated orange juice product to this market within China. Clements has the opportunity to be first to market and secure what is potentially the largest market for frozen concentrated orange juice in the world.

Background

Clements Golden Phoenix Enterprises, Inc. trades on the Over The Counter Bulletin Board and is quoted under the symbol CGPE (prior to February 2001 the Company's symbol was CPHX). Clements is headquartered in Stuart, Florida, in the heart of the famed Indian River citrus growing region, which is generally considered to produce some of the best tasting oranges, and orange juice, in the world. Clements has spent the past three years favorably organizing and developing a pathway into opening the Chinese citrus market. Clements has played an integral part in actively promoting citrus products to the Chinese market, which had traditionally been closed to the U.S. Clements has achieved this step forward by developing personal relationships to establish mutual trust, including with senior Chinese embassy officials in Washington D.C. and government officials in China. Clements is now actively developing this new export market.

In 2000, the United States Congress passed legislation for Permanent Normal Trade Relations (PNTR) with the Peoples Republic of China; and President Clinton signed the PNTR bill into law. The advantages to the normalization of trade between our two countries are numerous. Standing out among these advantages is the expected dramatic reduction in import tariffs placed on agricultural products including citrus fruit and juice products from the U.S. over the next few years.

                              Product and Packaging

Clements' product line will consist mainly of the following products:

         Frozen Concentrated Orange Juice (FCOJ)
         Frozen Concentrated Cranberry Juice
         Frozen Concentrated Apple Juice
         Frozen Concentrated Grapefruit Juice
         Valencia Oranges
         Ruby Red Grapefruit
         Dried Cranberries, strawberries, blueberries, apples, and cherries

Clements FCOJ is offered in both convenient 12-ounce and 32-ounce cans. The 12-ounce cans are for individual consumption, which allows the consumer to mix the product to their taste preference. They are primarily sold in supermarkets, grocery stores and other shops. The 32-ounce cans are available primarily for institutions such as schools, hospitals, hotels and restaurants. 55 gallon drums are also used to ship in bulk.

Frozen concentrate has a longer shelf life than Frozen "Prior To Use" (typically called fresh) or Not From Concentrate Orange Juice. Kept frozen, concentrate will keep almost indefinitely. Once the concentrate is mixed with water and kept properly refrigerated, the juice's shelf life may run to as much as 3 weeks.

Properly packed fresh citrus has a shelf life of 60 days. Clements uses a heavier than standard carton liner weighing 90 pounds (as opposed to the standard 40 pound liner) to insure that the fresh fruit arrives in excellent condition with minimal amounts of transit damage. The 90-pound liner is 1/2 inch deeper than the standard, which while adding an additional cost to the process actually saves money in the long term by preventing the fruit from bruising while in transit. Corner boards are also used to add additional stability to the "stack" during shipping.


                             Competitive Advantages

* Oranges from Florida are widely considered to be sweeter and to have a higher juice content than oranges from elsewhere.

* We believe that Clements frozen concentrated orange juice will be the "First to Market" in providing broad distribution of a high quality, 100% pure, frozen concentrated orange juice to China. Clements Management believe they have an opportunity to 'brand' their products using frozen juice concentrate as the benchmark for taste in the frozen juice concentrate market.

* Clements' business strategy also includes taking advantage of the growing health consciousness of the Chinese consumer. Clements juices are being promoted as nutritious health beverages, with all the health benefits of Vitamin C and Folic Acid. To our knowledge, there are no juice products being marketed this way in China at this time.

* Clements will take advantage of the Chinese consumers' affinity for American products. Distributors are looking for quality American products. The current fruit juice market is fragmented and underdeveloped. There is a strong opportunity for an American company with a high quality, reasonably priced product to satisfy the Chinese desire for American goods.

* Clements has an excellent opportunity to purchase oranges at a very low cost for export to the PRC. The U.S. is the second-largest producer of oranges and total citrus fruit in the world, as well as the second largest producer and exporter of orange juice. U.S. domestic production of Florida orange juice is at an all time high, due to over-planting and over-production by the Florida citrus growers. Florida produces 75% of the nation's total orange production and almost 20% of the worldwide production1. Although Florida grows more oranges than all the other states, only about


--------

1 1998 Florida Agricultural Facts Book

     5% of those oranges actually get to the market as fresh fruit because Florida oranges contain more juice than those grown in other parts of the world, and more than 95% of Florida's oranges are used to make more than
     1.5 billion gallons of juice every year2. With the importation of cheaper Brazilian FCOJ, it has become a common practice to export much of the Florida product and use a combination of Florida and Brazilian product for domestic use. The 2000 citrus season for Florida was one of the best on record, with a huge overabundance of oranges grown. Add to this the fact that there was a delayed growing season for the Southern Hemisphere, which means there is a glut of oranges in the Florida market today.

* Another advantage in marketing Clements frozen concentrate orange juice is packaging. Juice concentrate packaged in a 12-ounce can is lightweight and small in size and thereby provides considerable benefit to average Chinese consumers who typically carry their groceries.

* The market for cranberry products in the PRC is also undeveloped. Clements' initial market research has found that most Chinese consumers had not heard of cranberries, never mind tasted them. However, through sampling and tasting we have determined that there could be significant demand potential for cranberries in China. In March 2001, Ocean Spray Cranberries, Inc., ("Ocean Spray") announced that it plans to launch a line of cranberry products in the PRC within the following six months, and that it has entered into a partnership agreement with a Chinese company in connection with its launch. Notwithstanding this announcement, we believe that the Chinese market still remains open for new entrants and that we have the opportunity to become the pre-eminent cranberry provider to the PRC.

* Indian River Ruby Red Grapefruit are widely considered to be superior in taste and quality to other grapefruit. Although there are fruit in the market that are similar to grapefruit in appearance, they are not similar in taste. The grapefruit market is in its infantile stage in the PRC and Clements also has the opportunity to become the pre-eminent Florida grapefruit provider to the PRC.


                                                Market Summary

*    Oranges:
     Orange production in China is somewhat fragmented and primarily services local populations. However, oranges have been very popular with Chinese consumers, as is witnessed by the fact that in 1996 there was approximately U.S. $159.7 MM in orange sales in Hong Kong alone3. In fact, U.S. oranges accounted for 64% of Hong Kong's orange market in 1996, and 84% in 19974. U.S. oranges accounted for approximately 96% of the Taiwan import market in 19975. The majority of Valencia Oranges that have entered the Chinese market are from California and have been shipped into Hong Kong and re-exported through Guangzhou. As the PRC continues to take steps to open its markets to fall in line with world trade practices, it continues to close the avenues for improper imports.

     Oranges are native to China and some records indicate they date back to B.C. In the 1997-986 season, China produced only 17% of what the U.S. produces annually, while having five times the population size. Domestic production of oranges in China is inadequate to supply a mass market.

*    Orange Juice:
     The target market for the fresh orange juice has been the very high-end market, mostly foreigners and tourists or the very wealthy Chinese. Fresh squeezed orange juice is provided in the high-end hotels and some small shopping stalls in many of the major cities in China. The cost of a glass of fresh orange juice is typically prohibitive to the vast majority of the populace. Presently, the average Chinese consumer has access to affordable tea products, sodas, beer and alcohol, whereas fruit juice is not available in most small stores and is not a common beverage. Currently, we believe there is no one widely marketing Frozen Concentrated Orange Juice in China. Several products of orange flavored drinks or

--------
     2   Ibid.
     3   www.agmarkets.com
     4   Ibid.
     5   ibid.
     6 These figures taken from information provided by the Florida Department of Citrus.

     orange juice with additives that can be considered competitors are sold in China. These products are typically shipped in bulk to allow the receivers to mix and reconstitute themselves in China, where the bulk product is thinned out with additional water and beta-carotene is added for color and sugar for taste. Our FCOJ products are 100% juice and we believe have a taste and nutritional advantage over competitive products.

*    Grapefruit and Cranberries:
     Florida crops account for approximately 77% of the total U.S. grapefruit production, and nearly 47% of the world supply7. Approximately 139,000 acres are utilized for growing grapefruit. Today the grapefruit industry is heavily dependent upon exports to Japan. Indian River grapefruit is widely regarded as the best grapefruit in the world. We believe the potential for international competition in grapefruit and grapefruit products is not significant.

     Recently we have been test marketing a variety of cranberry products in China over the past year and have found a strong interest in dried cranberries. This is despite the fact that the vast majority of those who sampled our dried cranberry product had previously never seen nor heard of, much less tasted cranberries of any kind. There has been a strong interest, especially on the part of institutional bakers and retailers to purchase cranberry products.

     Presently, the level of international competition in the grapefruit and cranberry markets appears to be somewhat limited. Ocean Spray has made an initial presence in the PRC with a dried cranberry product (or "Craisins"), and this presence may increase as Ocean Spray launches its products in China pursuant to its recently announced plans, as discussed above. However, although Ocean Spray's launch would increase competition to Clements in China, both for cranberry and grapefruit products, we believe that these markets are sufficiently large to enable Clements to be able to establish itself as one of the market leaders and to succeed in the Chinese marketplace for these products.

Targeted Consumer Market

The top 20% of the population of China accounted for 46.6% of the country's total income or compensation in 1998; the top 10% of the population accounted for 30.4% of total income or compensation in the same year.8 Through distribution and marketing Clements will be targeting these upper income brackets of the Chinese population. As the economic and political climate in the China improves due to developments such as China's potential accession to the World Trade Organization (WTO), we believe income levels will continue to rise, creating a continually larger potential customer base for a product with broad middle-class appeal such as high-quality frozen concentrated orange juice. Market growth, and volume related production cost decreases, will make our product even more competitively priced, and thereby more appealing to the average Chinese consumer.

There are more than 1.24 billion consumers in China and that number is growing. Many Chinese consumers have not been exposed to 100% orange juice in concentrate form. Refrigerators are becoming common household appliances along major eastern coastal cities, and many households now have distilled water dispensers. We believe this is an indication that the Chinese people are becoming increasingly health conscious and thus are likely to be highly receptive to healthful consumer products such as 100% juice FCOJ. Chilled, drinkable, filtered water has also become widely available to the average Chinese consumer living in coastal cities. These two trends provide Clements the opportunity to provide and supply orange juice in frozen concentrate form. The Chinese consumer now has the capability to mix the frozen concentrate to their liking. Clements test marketing has proven the strong demand for a quality juice product. By marketing Clements Orange Juice not only as a 100% juice product, but also as a nutritious product, we are hitting multiple areas of increasing demand by the Chinese consumer.

The Chinese culture continues to change, as trade between China and the rest of the world continues to thrive. Chinese consumer tastes are evolving, due to increased exposure to Western media and products. With a higher disposable income, the average Chinese consumer has shown a willingness to spend more on costly, or luxury goods, especially those that add to their quality of life. Following the early success of juice flavored drinks like Tang [TM], juice is now becoming increasingly popular, as it becomes more available to the Chinese consumer. The health benefits of orange

--------
     7   1998 Florida Agricultural Facts Book

     8   2000 World Development Indicators, World Bank
juice alone, as well as its great taste, make it desirable to two segments of Chinese society. The first is the Chinese burgeoning middle class, which stress an importance on the "yuppie" healthy lifestyle. The second is the average Chinese family consumer, which is due in large part to the policy of "one child" for families in metropolitan cities. One child typically has 6 people caring for their health (2 parents, 4 grandparents), and the health of the one child, as well as everyone else in the family, is extremely important. Our marketing efforts are focused on 1) families living in major cities, particularly along the coast, because a large percentage of these consumers have refrigerators and are relatively easy to reach; and 2) the institutional market in China, i.e., schools, businesses, hospitals, airlines and train lines, commuters and tourists.

The size of the market for fresh fruit is considerably larger than for juice products, because there is no need for refrigeration. In a press release issued in March 2000, Sunkist estimated that it would ship approximately $500 million in fresh citrus to China over the next five years.


                              Product Distribution

Clements  does due  diligence on each  potential  distribution  company prior to entering into a contract. . In addition to financial strength, Clements Management selected companies with cold storage capabilities, a solid and extensive distribution network, as well as experience in the beverage distribution market.

Clements is working chiefly with distributors that are able to utilize Letters of Credit in U.S. Dollars as payment. In any case in which the Company works with a distributor that does not possess the necessary permit for trading in U.S. currency, a licensed Import Agent will be engaged as a broker in the transaction to ensure Clements' receipt of payment in U.S. currency.

Clements' business strategy is to have one national import agent handle the import and custom regulations for small to mid-size distributors in the PRC. This will significantly reduce the amount of red tape and bureaucratic challenges that typically accompany the development of a new market. Additionally, China has been divided into several regions. Initially, Clements will attempt to contract with more than one distributor in each region, thereby providing a level of competition among distributors to see which ones are able to provide the best service at the least cost, and enabling Clements to select the "fittest" to become the sole distributor for that region.

* In September 1999 and renewed in 2000, Clements entered into a distribution contract with Tianjin Hongrun Trading Co., Ltd, a large distributor in Northern China. Hongrun has distribution throughout Tianjin and the surrounding areas. Hongrun was appointed Clements' exclusive distributor in the northern district of China, which includes all areas north of the Yangtze River. Hongrun has agreed to distribute "exclusively" Clements' concentrated products. The term of the agreement is for a period of one year.

* In February 2001, Clements signed a contract with Wing Mau Trading Company, Ltd. Wing Mau will be Clements' Import Agent for Chinese distribution companies that do not have import permits. Additionally, negotiations are currently under way with Wing Mau to be a distributor for Clements products in the Guangdong province. Wing Mau is also a very large and well-known distributor.

* In May 2001, Clements received a Purchase Order for Valencia oranges and Ruby Red grapefruit from Maxrife Ltd. of Hong Kong.

Additional negotiations are under way with several other distributors for contracts and purchase orders.


Other Asian Opportunities

In addition to Mainland China, we believe that Clements also has significant opportunities to provide its products to other Asian countries. When the Asian financial crisis hit in 1997, many Western companies pulled out or reduced their presence in many of the Southeast Asian "Tiger" economies. Clements has developed opportunities and has plans to follow up on those opportunities.

Domestic Distribution

Clements has spent years laying the groundwork to distribute product in China, but not at the neglect of opportunities within the U.S. Clements is currently in negotiations with Pankow & Associates for sales of frozen concentrated juices under private label to a national retail chain of 4,400 stores with the addition of 2,000 stores over the next five years in the United States. Clements is also in negotiations with Resource One, a nationwide distributor for multiple small chain stores.


Challenges to Distribution

There are several barriers to distribution in the Chinese Marketplace that include but are not limited to the following:

     Cold Storage
     The unpredictable availability of reliable and adequate cold storage handling and facilities in the PRC can be a significant challenge to doing business.

     Our focus is to work with distributors that are well established in their regions and already distribute items that need refrigeration (e.g., dairy, seafood). Such distributors may not be available in all areas or may choose to work with our future competitors.

     Name Brand Recognition
     Clements needs to develop brand name recognition and work with distributors to educate the consumer and increase consumer knowledge of Clements products.

     Clements needs to invest monies up front to acquire market share and develop brand recognition. Clements has developed an aggressive strategy for developing the market and branding its product through a combination of competitive pricing, creative marketing, in-store sampling and taste tests, merchandise giveaways, and sweepstakes.

     Product Education
     Consumer education is necessary for both grapefruit and frozen concentrated orange juice. Clements' in-store promotions and taste tests are helping to educate the consumers. Clements, in conjunction with its local distributors will continue to carry out consumer education via sampling and taste testing.

     Product Appearance
     Due to stormy weather, fresh fruit from Florida typically have a more blemished appearance when compared to the fresh fruit being exported to the PRC by companies in California and other countries.

Challenges to Entry

There are several barriers to entry into the Chinese Marketplace that include but are not limited to the following:

     High Tariffs
     High tariffs are placed on fresh fruit and juices imported into China. These tariffs increase our costs, thereby also increasing the ultimate price paid by the Chinese consumer. We expect that Permanent Normal Trade Relations between the U.S. and China, signed into law in October 2000, and China's expected accession to the WTO will lead to significant reductions in these tariffs over the next five years.

     Bureaucracy
     The  bureaucracy  of the  PRC's  State  Administration  of  Inspection  and
     Quarantine   (SAIQ)  that  inspects   products  for  compliance   with  the
     established "protocol" can be difficult to navigate.

     Clements cultivates relationships with appropriate government officials. Additionally, Clements makes all efforts to ship to ports which are more import-friendly.

     International Disputes
     Fallout from international developments, particularly political events can cause strain in the US-PRC bilateral relationship.

     The passage of PNTR and the US support for the PRC's admittance to the WTO are signs of an improving political relationship between our two countries. Clements will continue to participate in activities which promote better, more stable US-PRC relations; and at the same time, maintain good relationships and carry out more intensive relationship management with representatives of the PRC Embassy in Washington, DC, the US Embassy in Beijing, the US Department of Agriculture (USDA), the Florida Department of Agriculture, and SAIQ and customs inspection officers in Beijing.

Directors and Officers

Joseph R. Rizzuti, Chief Operating Officer and Chairman of Board of Directors

As Chairman of the Board and Chief Operating Officer of Clements, Mr. Rizzuti has been responsible for the development of the company and overseeing this private placement. Mr. Rizzuti's responsibilities also include the development and negotiation of strategic alliances for Clements Golden Phoenix Enterprises. Mr. Rizzuti has spent the past 15 years working as an accountant and financial consultant specializing in individual and corporate taxation and strategic business planning. Mr. Rizzuti is currently a Principal of Beacon Accounting Services, Inc. in Palm City, Florida. As the former owner of Mid Atlantic Shippers based in Raleigh North, Carolina, Mr. Rizzuti has extensive experience navigating through the challenges associated with international freight delivery.

Mr. Rizzuti received a Degree in Business Administration with a major in Accounting from The State University of New York, College at Brockport in 1983.

Samuel P. Sirkis, President and Director

Mr. Sirkis has served as President of Clements since 2000. Prior to that he was President of Global Enterprises of Daytona Beach, FL, a company focused on syndicating substantial business projects for corporations within the U.S. While with Global Enterprises, Sam coordinated sales and shipping of automobiles and auto parts to Finland and Russia working with ETNA-V, one of Russia's largest auto maintenance companies. Mr. Sirkis was formerly First Vice President of E.F. Hutton & Shearson Lehman Hutton, which he joined to develop and build the Personal Financial Management Department. Under his leadership as National Product Manager, the division managed over $3 billion dollars in assets.

Prior to joining E.F. Hutton, Mr. Sirkis served as Senior Vice President of the Boston Company, where he developed and headed the Personal Resources Division. Under his guidance, this division is credited with developing the industry representing professional athletes and entertainment figures. He was responsible for not only the corporate development and marketing of the clients' personas, but also all contractual negotiations and financial planning. Most recently, Mr. Sirkis was responsible for the successful merger of Cape Air and Nantucket Airlines and its successive development into the largest small commuter airline in the United States.

Bonnie Ludlum, Secretary and Director

Mrs. Ludlum is a former Vice President in the Comptroller's Division of the First National Bank and Trust Company of Stuart, located in Stuart, FL, where she was responsible for all Accounting and Budgeting functions, Management Information Systems, Corporate Leasing, Branch Placement, and Building Activities. She was also an active member of the Bank's Budgeting and Pricing Committees. From 1994 to 1997 she served as Controller of her Husband's construction company, Ludlum Construction Co., Inc.

Anne-Marie Ludlum, Chief Financial Officer

Mrs. Anne-Marie Ludlum has been with the company for three years, and has been responsible for administrating all financial operations of the company. Her duties and responsibilities have included proper documentation, labeling and logistics associated with the transportation of Clements citrus products to China and Southeast Asia. Additionally, she has visited the People's Republic of China on two separate occasions and has completed the protocol required for the sales and shipment of citrus products to Mainland China.

Mrs. Ludlum is originally from Marshfield, Massachusetts where she worked in banking for six years after attending Marquette University in Milwaukee, Wisconsin. In 1990, she moved to Florida and worked in the Commercial Loans Department at First National Bank and Trust Company in Stuart, Florida. In 1991 Mrs. Ludlum was hired by the Martin County Credit Union where she worked for two years before becoming the Administrative Manager for her family's business, Ludlum Construction.

Ronald V. Pugliese, Jr., Investor Relations

Mr. Pugliese is well experienced in Public Relations and dealing with investors. In 1991 he graduated from Flagler College in St. Augustine, Florida with a degree in Accounting and Finance. During college Mr. Pugliese worked at The Meadow Club of Southampton in Long Island, New York, which is the world's largest grass court tennis facility. Following his undergraduate studies he was appointed as Director of Operations where he managed a staff of 30 people.

In 1996, Mr. Pugliese was hired at Broken Sound Club in Boca Raton, Florida where he was later named Director of Operations. At Broken Sound Club, Mr. Pugliese headed up daily operations where he managed more than 40 staff people and handled club services for 1,500 members.

In 1998, Mr. Pugliese began working with Clements Citrus Sales of Florida Inc. His responsibilities include communicating with Shareholders, updating and announcing contractual commitments and providing company information to the investing public.

Henry T. Clements, Director

Mr. Clements is the former CEO of the Company, and a current Director. Mr. Clements has spent the past 26 years working in the citrus industry. Throughout his career, Mr. Clements has been successful as a U.S. citrus exporter/importer and has proven effective at developing new and expanding overseas markets for U.S. citrus products. In April 2001, as a result of a disagreement with other senior management and Directors, Mr. Clements ceased to serve as an officer of the Company.

John Samartine, Director

Mr. Samartine has been a stockholder and Director of Clements since the Company's inception. He is a founding stockholder and Director. Mr. Samartine has over 25 years experience in the shipping industry, having worked with the United Parcel Service since 1972, first as a driver, then as a supervisor before working his way up to Division Manager. After retiring from UPS in 1996, Mr. Samartine became involved with Clements Citrus Sales of Florida.

Mr. Samartine has provided advice to Clements in connection with the negotiation of shipments of the initial samples of Clements' citrus products into Mainland China, as well as logistics for international distribution between Clements Citrus Sales of Florida and Pacific Shipping, Inc. Mr. Samartine's knowledge and experience with shipping and the United Parcel Service is an invaluable asset for handling logistics.

                              Capital Requirements

Clements Citrus is seeking to raise capital in the amount of $4,000,000.

The Use of Funds is as Follows:

1.   Working Capital, including the development
     of overseas and domestic markets                                 $2,800,000

2.   Debt repayment                                                   $1,200,000

     Total Funds                                                      $4,000,000

Working Capital - General and administrative expenses, cost of product including production, packaging, shipping and handling, payroll, domestic and international legal services, trade marking, domestic and international travel as well as ongoing development of additional products.

Market Development - Overseas - Promotional campaigns (As discussed in detail in Business Plan). Sweepstakes: The idea of a Sweepstakes is relatively new to the Chinese market and has had tremendous success with several hundred thousand contestants purchasing the product in a matter of days and showing up on the day of the drawing. Additionally, the following Point of Sale pieces and product support also will be provided to help develop the market: freezer units, Jet Sprayers, fresh juice squeezers, water filters, and plastic juice containers.

Shareholder Loans - The Company is currently indebted to shareholders for approximately $2,000,000. $1,200,000 of this debt will be reimbursed through proceeds from this offering.


                              Financial Assumptions

Sales

Projections for Clements Citrus sales have been developed through discussions with Chinese distributors and extensive sample and test marketing over the past three years. 1999 sales figures for exported Sunkist fresh oranges to Hong Kong were also taken into consideration.

Clements Citrus initially has 4 primary product lines: Frozen Concentrate Orange Juice (FCOJ), fresh Valencia Oranges, Ruby Red Grapefruit, and Dried Cranberries. Due to low internal overhead, and the low cost structure of supplier contracts, Clements is able to sell the product at extremely competitive prices and still enjoy significant gross profit margins.

Florida orange crop production typically slows to a crawl during the July to October span. After its inaugural year Clements will seek to supplement its Fresh Fruit supply chain during these months with product from Brazil, Mexico, Spain and California.

Cost of Goods Sold

Clements is currently considered one of the lowest cost providers in the industry. Clements is operating under the assumption that the Import Tariffs will remain static even though they are likely to decrease due to China's having entered into Permanent Normal Trade Relations (PNTR) with the United States.

Note: the pro-forma income statements for the first three years following the Series A financing provide considerable transparency regarding cost and pricing assumptions. Please refer to the pro-formas for further details regarding these assumptions.

Debt Repayment

The current pro-formas assume that Clements will pay off 60% of its short-term debt (approximately $1.2 million) within the first quarter of operations following the funding by this private placement. The actual repayment schedule may differ depending on various factors, including the timing of cash flows generated by funds raised through the Series A financing.

The first $1 million raised will be reserved exclusively for operational costs, including general capital requirements and market development. Next up to $600,000 will be applied to the payment of short-term bridge notes, and up to the following $400,000 will be applied to the payment of shareholder loans. The balance of the proceeds is to be applied to working capital purposes and the remaining balance of shareholder loans.

Further Pro-forma Assumptions

* Accounts receivable: the pro-formas assume that Accounts receivable for a given quarter will total approximately 33% of Cost of Goods Sold and Operational Expenses for the quarter.
* Other current assets: includes a $100,000 retainer for marketing consultants, inventory, and approximately $105,000 debt to the company (assumed to be paid off over four quarters). Inventory tracks revenues and is assumed to equal approximately 30% of revenues for the given quarter.
* Accounts Payable are assumed to be approximately 33% of Cost of Goods Sold and 33% of Operational expenses for the given quarter.

Accrued expenses are assumed to be paid down at the rate of 10% per quarter.

                                                                       EXHIBIT A
                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                    CLEMENTS GOLDEN PHOENIX ENTERPRISES, INC.


     Clements Golden Phoenix Enterprises, Inc. (the "Corporation"), pursuant to the provisions of Section 607.0602 of the Florida Statutes, adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: Amendment(s) adopted (indicate article number(s) being amended, added or deleted):

ARTICLE III, CAPITAL STOCK, is hereby amended in its entirety to read as follows:

                           ARTICLE III. CAPITAL STOCK

     The total number of shares of all classes of stock which the Corporation shall have authority to issue is 60,000,000 shares, consisting solely of 50,000,000 shares of common stock, par value $0.001 per share ("Common Stock"), and 10,000,000 shares of preferred stock, par value $0.001 per share ("Preferred Stock").

     5,500,000 shares of the Preferred Stock have been designated as Series A Convertible Preferred Stock (the "Series A Preferred").

     The following is a statement of the powers, designations, preferences, privileges and relative rights in respect of each class and series of capital stock of the Corporation:

     Section 1. Dividends.

     (a) Dividends on Common Stock. No dividend shall be paid on shares of the Common Stock in any year until all declared and/or accumulated dividends have been paid on outstanding shares of the Corporation's Preferred Stock. If the Board of Directors shall elect to declare any dividend out of funds legally available therefor on the Common Stock, such dividends shall be declared and paid at the same time on each share of Series A Preferred, in an amount equal to the dividends which would be payable to the holders of such shares of Preferred Stock had such shares been converted into Common Stock on the record date for such dividend payment.

     (b) Dividends on Series A Preferred. The Corporation is under no obligation to declare dividends on the Series A Preferred. The holders of the Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, and in any event upon the liquidation, dissolution, or winding-up of the Corporation, out of funds legally available therefor, dividends at the annual rate of $0.08 per share of Series A Preferred (as adjusted for any stock dividend, stock split, recapitalization or other similar event occurring after the date of filing of any amendment to the Corporation's Articles of Incorporation to effect the terms hereof), payable in preference and priority to any payment of any dividend on the Common Stock.

     Section 2. Liquidation, Dissolution, or Winding-Up.

     (a) Distributions to Holders of Series A Preferred. In the event of any liquidation, dissolution or winding-up of the Corporation, the holders of outstanding shares of Series A Preferred shall be entitled to be paid out of the assets of the Corporation available for distribution to shareholders, before any payment shall be made to or set aside for holders of the Common Stock, an amount (the "Series A Liquidation Value") equal to $0.75 per share of Series A Preferred plus all accrued but unpaid dividends. If upon any liquidation, dissolution or winding-up of the Corporation, the assets lawfully available to be distributed to the holders of Series A Preferred under the foregoing provisions of this Section 2(a) are insufficient to permit payment to such stockholders of their full respective preferential amounts, then all of the assets of the Corporation lawfully available for distribution pursuant to this
Section 2(a) shall be distributed ratably among the holders of shares of Series A Preferred in proportion to the full respective preferential amounts such holders are otherwise entitled to receive.

     (b) Deemed Liquidations. A consolidation or merger of the Corporation with or into or with any other person(s) or entity(ies) which result in the exchange of outstanding shares of the Corporation for securities or other consideration issued or paid by any such entity or its affiliate and results in the transfer of more than 49.9% of the voting power of the Corporation or a sale or transfer by the Corporation of all or substantially all of its assets other than in the ordinary course of business or other similar transaction (other than any consolidation or merger involving only a change of the state of incorporation or merger of the Corporation with or into a wholly-owned subsidiary of the Corporation and in which there is no change in the terms of the Series A Preferred) shall be regarded as a liquidation, dissolution, or winding-up of the affairs of the Corporation within the meaning of this Section 2, unless the holders of a majority in interest of the Series A Preferred elect otherwise. For purposes of this Section 2 and of Section 5 hereof, a sale of substantially all of the assets of the Corporation shall mean the sale or other disposition (whether in a single transaction or a series of related transactions) other than in the ordinary course of business of all or substantially all of its assets, as determined by reference to either the book value or the fair market value of such assets.

     (c) Non-Cash Distributions. In the event of a liquidation, dissolution, or winding-up of the Corporation resulting in the availability of assets other than cash for distribution to the holders of shares of Preferred Stock, the holders of Preferred Stock shall be entitled to a distribution of cash and/or other assets equal in value to the liquidation preference and other distribution rights stated in Sections 2(a). In the event that such distribution to the holders of shares of Preferred Stock shall include any assets other than cash, the Board of Directors shall first determine in good faith and with due care the value of such assets for such purpose, and shall notify all holders of shares of Preferred Stock of such determination. The value of such assets for purposes of the distribution under this Section 2(c) shall be the value as so determined by the Board of Directors.

     (d) Dispute Resolution Procedures. In the event of such objection, the valuation of such assets for purposes of such distribution shall be determined by an arbitrator selected by the objecting stockholders and the Board of Directors, or in the event a single arbitrator cannot be agreed upon within 10 days after the written objection sent by the objecting stockholders in accordance with the previous sentence, the valuation of such assets shall be determined by arbitration in which (i) the objecting stockholders shall name in their notice of objection one arbitrator, (ii) the Board of Directors shall name a second arbitrator within 15 days from the receipt of such notice, (iii) the two arbitrators thus selected shall select a third arbitrator within 15 days thereafter, and (iv) the three arbitrators thus selected shall determine the valuation of such assets within 15 days thereafter for purposes of such distribution by majority vote. In the event the third arbitrator is not selected as provided herein, then such arbitrator shall be selected by the President of the American Arbitration Association ("AAA"). The costs of such arbitration shall be borne by the Corporation or by the holders of Series A Preferred (on a pro rata basis out of the assets otherwise distributable to them) as follows:
(i) If the valuation as determined by the arbitrators is greater than 90% of the valuation as determined by the Board of Directors, the holders of Series A
Preferred shall pay the costs of the arbitration, and (ii) otherwise, the Corporation shall bear the costs of the arbitration. The arbitration shall be held in or within 30 miles of Stuart, Florida, in accordance with the rules of the AAA. The award made by the arbitrators shall be binding upon the parties hereto, no appeal may be taken from such award, and judgment thereon may be entered in any court of competent jurisdiction.

     Section 3. Voting Rights.

     (a) General. Except as otherwise expressly provided herein or as required by applicable law, the holder of each share of Series A Preferred shall be entitled to vote on all matters. Each share of Series A Preferred shall entitle the holder thereof to such number of votes per share as shall equal the number of shares of Common Stock into which such share of Preferred Stock is convertible pursuant to Section 4(a) hereof as of the record date for the determination of stockholders entitled to vote on such matter, or if no record date is established, at the date such vote is taken or any written consent of stockholders is solicited.

     (b) Action by Written Consent. Whenever holders of a class or series of capital stock are required or permitted to take any action by vote, such action may be taken without a meeting by written consent, setting forth the action so taken and signed by the holders of at least such number of shares of such class(es) and/or series of capital stock as would be sufficient to take such action at a meeting of stockholders, except as otherwise expressly provided herein.

     Section 4. Conversion. Shares of Series A Preferred shall be subject to conversion into shares of Common Stock or other securities, properties, or rights, as set forth in this Section 4.

     (a) Holders' Option to Convert.

          (i) Conversion Rights. Subject to and in compliance with the provisions of this Section 4, any shares of Series A Preferred may, at any time or from time to time at the option of the holder, be converted into fully paid and non-assessable shares of Common Stock. Each share of Series A Preferred shall be entitled upon such conversion upon either optional or automatic conversion into one share of Common Stock, as adjusted appropriately for stock splits, stock dividends, recombinations and the like and as adjusted pursuant to the antidilution provisions described below.

          (ii) Conversion  Exercise.  To exercise  conversion  rights under this
     Section 4(a), a holder of shares of Preferred Stock to be so converted shall surrender the certificate or certificates representing the shares being converted to the Corporation at its principal office, and shall give written notice to the Corporation at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Preferred Stock surrendered for conversion shall be accompanied by evidence of proper assignment thereof to the Corporation. As promptly as practicable, the Corporation shall issue and shall deliver to the holder of the shares of Preferred Stock being converted, a certificate or certificates in such denominations as such holder may request in writing for the number of full shares of Common Stock issuable upon the conversion of such shares of Preferred Stock in accordance with the provisions of this Section 4, plus cash as provided in
     Section 4(h) below in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Preferred Stock shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of shares of Common Stock represented thereby.

     (b) Automatic Conversion.

          (i)  Qualified  Public  Offering.  Each  share of  Series A  Preferred outstanding shall be converted into the number of fully paid and non-assessable shares of Common Stock into which such share is then convertible pursuant to Section 4(a) hereof, automatically and without further action, immediately upon the closing of a firm- commitment underwritten public offering of shares of Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), in which (i) the aggregate price paid for such shares by the public shall be at least $20,000,000 and (ii) a price to the public not less than $5.00 per share (as adjusted to reflect the occurrence of any subdivision or combination of Common Stock after the date of filing of any amendment to the Corporation's Articles of Incorporation to effect the terms hereof), such conversion to be effective upon the closing of the sale of such shares by the Corporation pursuant to the public offering (hereinafter referred to as a "Qualified Public Offering").

          (ii) Conversion of Two-thirds of Series A Preferred. Each share of Series A Preferred outstanding shall be converted into the number of fully paid and non-assessable shares of Common Stock into which such share is then convertible pursuant to Section 4(a) hereof, automatically and without further action, immediately upon conversion by the holders of two-thirds of the Series A Preferred.

          (iii) Mechanics of Automatic Conversion. Upon any automatic conversion of shares of Preferred Stock into shares of Common Stock pursuant to this
     Section 4(b), the holders of such converted shares shall surrender the certificates formerly representing such shares at the office of the Corporation or of any transfer agent for Common Stock. Thereupon, there shall be issued and delivered to each such holder, promptly at such office and in his name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which such shares of Preferred Stock were so converted and cash as provided in Section 4(h) below in respect of any fraction of a share of Common Stock issuable upon such conversion. The Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless and until certificates  formerly  evidencing the converted  shares of Preferred Stock are  either  delivered  to  the  Corporation  or  its  transfer  agent,  as hereinafter provided, or the holder thereof notifies the Corporation or such transfer agent that such certificates have been lost, stolen, or destroyed and executes and delivers an agreement to indemnify the Corporation from any loss incurred by it in connection therewith.

     (c) Adjustments for Extraordinary Common Stock Events. As used herein, "Extraordinary Common Stock Event" means, with respect to any series of Preferred Stock, any occurrence after its original Issue Date of (i) the issuance of additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) the subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) the combination of outstanding shares of Common Stock into a smaller number of shares of Common Stock. In connection with the happening of any Extraordinary Common Stock Event after the Original Issue Date of any series of Preferred Stock, automatically and without further action, and with effect simultaneously with the happening of such Extraordinary Common Stock Event, the applicable Conversion Value of such series shall be adjusted by multiplying the then effective applicable Conversion Value by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding (excluding treasury stock) immediately before such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding (excluding treasury stock) immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the applicable Conversion Value of such series. The applicable Conversion Value, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.

     (d) Adjustments for Reclassifications. If the Common Stock issuable upon the conversion of Preferred Stock shall be changed into the same or a different number of shares of any class(es) or series of stock, whether by reclassification or otherwise (other than an Extraordinary Common Stock Event or a reorganization, merger, consolidation, or sale of assets provided for elsewhere in this Section 4), then and in each such event the holder of each share of Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change by holders of the number of shares of Common Stock into which such shares of Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

     (e) Adjustments for Reorganization, Merger, Consolidation or Sale. If at any time or from time to time (A) there shall be a capital reorganization of Common Stock (other than a subdivision, combination of shares, reclassification, or exchange of shares provided for elsewhere in this Section 4), or a merger or consolidation of the Corporation with or into another Corporation, or the sale of all or substantially all of the Corporation's assets to any other person and
(B) the holders of 75% or more of the outstanding shares of Series A Preferred have elected pursuant to Section 2(b) hereof to forego the benefits of Section 2(b) in favor of the application to such transaction of this Section 4(e), then, as a part of and as a condition to the effectiveness of such reorganization, merger, consolidation, or sale, lawful and adequate provision shall be made so that if the Corporation is not in economic effect the surviving Corporation, each share of Preferred Stock shall be converted into a share of capital stock of the surviving Corporation having equivalent preferences, rights, and privileges, except that in lieu of being able to convert into shares of Common Stock of the Corporation or the successor Corporation, the holders of shares of Preferred Stock (including any such capital stock issued upon conversion of Preferred Stock) shall thereafter be entitled to receive upon conversion of such Preferred Stock (including any such capital stock issued upon conversion of Preferred Stock) the number of shares of stock or other securities or property of the Corporation or of the successor Corporation resulting from such merger or consolidation or sale, to which a holder of the number of shares of Common Stock deliverable upon conversion of such share of Preferred Stock immediately prior to the capital reorganization, merger, consolidation, or sale would have been entitled on such capital reorganization, merger, consolidation, or sale. In any such case, appropriate provisions shall be made with respect to the rights of the holders of Preferred Stock (including any such capital stock issued upon conversion of Preferred Stock) after the reorganization, merger, consolidation, or sale to the end that the provisions of this Section 4 (including without limitation provisions for adjustment of the applicable Conversion Value and the number of shares issuable upon conversion of Preferred Stock or such capital stock) shall thereafter be applicable, as nearly as may be, with respect to any shares of stock, securities, or assets to be deliverable thereafter upon the conversion of such Preferred Stock or such capital stock.

     (f) Adjustments for Diluting Issues.

          (i) Except as otherwise provided below in this Section 4(f)(i), and except with respect to an Extraordinary Common Stock Event, adjustments in respect of which are provided for in Section 4(c), if at any time while there are any shares of Series A Preferred outstanding, the Corporation shall issue any additional shares of Common Stock at a price per share less than the applicable Conversion Value of such issues in effect immediately prior to such issuance or sale, then in each such case the applicable Conversion Value of such series shall be adjusted to equal the result of the following formula:

          New applicable Conversion Value =  (P1 x Q1) + (P2 x Q2)
                                             ---------------------
                                                   (Q1 + Q2)

          where:

               P1 = the applicable Conversion Value in effect immediately prior to such issuance of additional shares of Common Stock;

               Q1 = the aggregate  number of shares of Common Stock  outstanding
               (including shares of Common Stock issuable upon conversion, exchange or exercise of outstanding Derivative Securities) immediately prior to such issuance of additional shares of Common Stock;

               P2 = the average price per share received by the  Corporation for
               the  shares   deemed  issued  in  respect  of  such  issuance  of
               additional shares of Common Stock; and

               Q2 = the number of shares of Common Stock deemed issued in respect of such issuance of additional shares of Common Stock.

          The following (hereinafter "Excluded Issuances") shall not be deemed issuances of additional shares of Common Stock for the purposes of this
     Section 4(f), or of Derivative Securities for the purposes of Section 4(f)(ii): the Corporation's (A) issuance of shares of Common Stock upon conversion of shares of Series A Preferred, (B) issuance of shares of Common Stock or Preferred Stock as a dividend or other distribution on or subdivision of then outstanding Common Stock or Preferred Stock, (C) issuance of shares of Common Stock or Derivative Securities to officers and employees of, or bona fide consultants or advisors (as defined for purposes of Rule 701 promulgated pursuant to the Securities Act) to, the Corporation under any incentive equity plan approved by the Board of Directors and the stockholders of the Corporation and issuance of shares of Common Stock upon exercise of any such Derivative Securities, (D) issuance of shares of Common Stock or Derivative Securities as consideration in connection with the Corporation's acquisition of all or a substantial portion of the assets or all or any portion of the capital stock of any Person or in connection with the Corporation's entering into any business relationship with any Person with the prior approval of the Board of Directors, including the director elected by the separate class vote of the holders of Series A Preferred pursuant to Section 3(b), (E) issuance of Derivative Securities, or Common Stock upon exercise of Derivative Securities, to financial institutions or lessors in connection with commercial credit arrangements, debt financings, equipment lease financings or similar transactions, provided such financings are for other than primarily equity financing purposes and approved by a majority of the Board of Directors, or (F) issuance of shares of Common Stock in connection with a Qualified Public Offering.

          For purposes of this Section 4(f), if a part or all of the consideration received by the Corporation in connection with the issuance of shares of Common Stock or the issuance of any of the securities described below in Section 4(f)(ii) consists of property other than cash, such consideration shall be deemed to have the same value as is recorded on the books of the Corporation with respect to receipt of such property so long as such recorded value was determined reasonably and in good faith and with due care by the Board of Directors of the Corporation, and shall otherwise be deemed to have a value equal to its fair market value.

          (ii) As used herein, "Derivative Securities" means (A) all shares of stock and other securities that are convertible into or exchangeable for shares of Common Stock and (B) all options, warrants, and other rights to acquire shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock. For purposes of this Section 4(f), the issuance of any Derivative Securities shall be deemed an issuance of shares of Common Stock if the Net Consideration Per Share (as defined below) that may be received by the Corporation for such Common Stock is less than the applicable Conversion Value at the time of such issuance, and except as hereinafter provided, an adjustment in the applicable Conversion Value shall be made upon each such issuance in the manner provided in
     Section 4(f)(i) as if such Common Stock were issued for such Net Consideration Per Share. No adjustment of the applicable Conversion Value shall be made under this Section 4(f) upon the issuance of any additional shares of Common Stock that are issued upon the exercise, conversion, or exchange of any Derivative Securities if any such adjustment was previously made upon the issuance of such Derivative Securities. Any adjustment of the applicable Conversion Value with respect to this Section 4(f)(ii) shall be disregarded if, as, and to the extent that the Derivative Securities that gave rise to such adjustment expire or are canceled without having been exercised, so that the applicable Conversion Value effective immediately upon such cancellation or expiration shall be equal to the applicable Conversion Value that otherwise would have been in effect immediately prior to the time of the issuance of the expired or canceled Derivative
     Securities, with such additional adjustments as subsequently would have been made to that applicable Conversion Value had the expired or canceled Derivative Securities not been issued. In the event that the terms of any Derivative Securities previously issued by the Corporation are changed (whether by their terms or for any other reason) so as to lower the Net Consideration Per Share payable with respect thereto (whether or not the issuance of such Derivative Securities originally gave rise to an adjustment of the applicable Conversion Value), the applicable Conversion Value shall be recomputed as of the date of such change, so that the applicable Conversion Value effective immediately upon such change shall be equal to the applicable Conversion Value in effect at the time of the issuance of the Derivative Securities subject to such change, adjusted for the issuance thereof in accordance with the terms thereof after giving effect to such change, and with such additional adjustments as subsequently would have been made to that applicable Conversion Value had the Derivative Securities been issued on such changed terms. For purposes of this Section 4(f)(ii), the Net Consideration Per Share that may be received by the Corporation shall be determined as follows:

               (A) "Net Consideration Per Share" shall mean the amount equal to the total amount of consideration, if any, received by the Corporation for the issuance of such Derivative Securities, plus the minimum amount of additional consideration, if any, payable to the Corporation upon exercise, conversion, and/or exchange thereof for shares of Common Stock, divided by the maximum number of shares of Common Stock that would be issued if all such Derivative Securities were exercised or converted at such Net Consideration Per Share.

               (B) The Net Consideration Per Share that may be received by the Corporation shall be determined in each instance as of the date of issuance of Derivative Securities without giving effect to any possible future price adjustments or rate adjustments that may be applicable with respect to such Derivative Securities and which are contingent upon future events; provided, that in the case of an adjustment to be made as a result of a change in terms of such Derivative Securities, the Net Consideration Per Share shall be determined as of the date of such change.

     (g) Certificate as to Adjustments. In each case of an adjustment or readjustment of the applicable Conversion Rate, the Corporation will promptly furnish each holder of Preferred Stock with a certificate, prepared by the chief financial officer of the Corporation, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

     (h) Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of shares of Preferred Stock. Instead of any fractional shares of Common Stock that would otherwise be issuable upon conversion of shares of Preferred Stock, the Corporation shall pay to the holder of the shares of Preferred Stock that were converted a cash adjustment in respect of such fraction in an amount equal to the same fraction of the market price per share of Common Stock (as determined in a manner reasonably prescribed by the Board of Directors) at the close of business on the Conversion Date.

     (i) Partial Conversion. In the event some but not all of the shares of Preferred Stock represented by a certificate or certificates surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Preferred Stock of the same series that were not converted.

     (j) Reservation of Common Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of shares of Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred, then subject to the provisions of Section 5(i) hereof, the Corporation shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

     (k) Further Adjustment Provisions. In the event that, at any time as a result of an adjustment made pursuant to this Section 4, the holder of any shares of Preferred Stock upon thereafter surrendering such shares for conversion shall become entitled to receive any shares or other securities of the Corporation other than shares of Common Stock, the applicable Conversion Rate in respect of such other shares or securities so receivable upon conversion of shares of Preferred Stock shall thereafter be adjusted, and shall be subject to further adjustment from time to time, in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Preferred Stock of the applicable series contained in this Section 4, and the remaining provisions hereof with respect to such issues of Preferred Stock shall apply on like or similar terms to any such other shares or securities.

     Section 5. Negative Covenants.

     (a) So long as any shares of Series A Preferred are outstanding, the Corporation shall not, without the approval of (or the waiver of rights under this Section 5(a) by) the holders of at least a majority of the then outstanding shares of Series A Preferred voting separately as a class, increase the authorized number of shares of Series A Preferred or alter the powers, preferences or rights of the holders of shares of Series A Preferred so as to affect them adversely.

     (b) So long as any shares of Series A Preferred are outstanding, the Corporation shall not do any of the following things without the affirmative vote or written consent of the holders of at least 50% of the then outstanding shares of Series A Preferred, voting together as a class, and any attempt to do so will be wholly void:

          (i) Amend the Corporation's Articles of Incorporation (as amended and then in effect) or the By-Laws of the Corporation to amend or change in any way the terms of the Series A Preferred;

          (ii) Authorize, designate, issue, or sell any shares of capital stock or other securities convertible into or exercisable for any shares of capital stock, with rights or preferences superior to the Series A Preferred; or

          (iii) Take any other action or enter into any other agreements that might conflict with the Corporation's obligations hereunder with respect to the holders of Series A Preferred.

     Section 6. No Reissuance of Shares of Preferred Stock. No share or shares of Series A Preferred acquired by the Corporation by reason of redemption, purchase, conversion, or otherwise shall be reissued, and all such shares shall be canceled, retired, and eliminated from the shares that the Corporation is authorized to issue. The Corporation shall from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of Series A Preferred accordingly.

     Section 7. Notices of Record Dates, Etc. In the event (i) the Corporation establishes a record date to determine the holders of any class of securities who are entitled to receive any dividend or other distribution, or (ii) there occurs any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, or any transfer of all or substantially all of the assets of the Corporation to any other Corporation, or any other entity or person, or any voluntary or involuntary dissolution, liquidation, or winding-up of the Corporation, the Corporation shall deliver to each holder of Series A Preferred, in accordance with Section 10(a) hereof, at least 20 days prior to such record date or the proposed effective date of the transaction specified therein, as the case may be, a notice specifying (a) the date of such record date for the purpose of such dividend or distribution and a description of such dividend or distribution, (b) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation, or winding-up is expected to become effective, and (c) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for cash, securities, and/or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation, or winding-up.

     Section 8. Other Rights. Except as otherwise provided in the Corporation's Articles of Incorporation, shares of Series A Preferred and Common Stock shall be identical in all respects (each share of Preferred Stock having equivalent rights to the number of shares of Common Stock into which it is then convertible pursuant to Section 4 hereof), shall have the same powers, preferences, and rights, without preference of any such class or share over any other such class or share, and shall be treated as a single class of stock for all purposes.

     Section 9. Ranking. The Series A Preferred shall rank senior to Common Stock, as to the distribution of assets on liquidation, dissolution, or winding-up of the Corporation (as defined in Section 2 hereof).

     Section 10. Miscellaneous.

          (a) Notices. All notices, requests, payments, instructions or other documents to be given hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if (i) delivered personally (effective upon delivery), (ii) mailed by certified mail, return receipt requested, postage prepaid (effective five business days after dispatch), (iii) sent by a reputable, established courier service that guarantees next business day delivery (effective the next business day), or (iv) sent by telecopier followed within 24 hours by confirmation by one of the foregoing methods (effective upon receipt of the telecopy in complete, readable form), addressed as follows (or to such other address as the recipient party may have furnished to the sending party for the purpose pursuant to this Section 10(a)):

     If to the Corporation:

          Clements Golden Phoenix Enterprises, Inc.
          3135 SW Mapp Road
          P.O. Box 268
          Palm City, FL  34991
          Attention: President

     If to any holder of Preferred Stock or Common Stock, to its address as shown on the stock records of the Corporation.

     (b) Transfer Taxes, Etc. The Corporation shall pay any and all stock transfer, documentary stamp taxes, and the like that may be payable in respect of any issuance or delivery of shares of Preferred Stock or shares of Common Stock or other securities issued in respect of shares of Preferred Stock pursuant hereto or certificates representing such shares or securities. The
Corporation shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Preferred Stock or Common Stock or other securities in a name other than that in which such shares were registered, or in respect of any payment to any person other than the registered holder thereof with respect to any such shares, and shall not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery, or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

     (c) Transfer Agents. The Corporation may appoint, and from time to time discharge and change, a transfer agent for the Preferred Stock and/or Common Stock. Upon any such appointment or discharge of a transfer agent, the Corporation shall send written notice thereof to each holder of record of Preferred Stock and/or Common Stock, as applicable.

ARTICLE IX, SPECIAL AUTHORITY OF BOARD OF DIRECTORS AND WAIVER OF DISSENTERS' RIGHTS, is hereby deleted in its entirety.

SECOND:  If  an  amendment  provides  for  an  exchange,   reclassification   or
cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself, are as follows: Not Applicable

THIRD: The date of each amendment's adoption: June __, 2001

FOURTH: Adoption of Amendment(s) (check one):


     ________ The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) was/were sufficient for approval.

     ________ The amendment(s) was/were approved by the shareholders through voting groups.

               The following statements must be separately provided for each voting group entitled to vote separately on the amendment(s)

               "The  number  of  votes  cast  for  the   amendment(s)   was/were
               sufficient for approval by ________________." (Voting Group)

     ____x___  The  amendment(s)  was/were  adopted  by the  board of  directors
               without   shareholder  action  and  shareholder  action  was  not
               required.

     ________ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.


     Signed this ____ day of June, 2001


     By:
          _________________________________________
         Joseph Rizzuti, Director  and Chairman of the Board

                                                                       EXHIBIT B

                                 FORM OF WARRANT

NEITHER THIS WARRANT NOR THE SHARES ISSUED OR ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, ENDORSED, PLEDGED, MORTGAGED, HYPOTHECATED OR OTHERWISE CONVEYED OR DISPOSED OF, UNLESS THEY ARE (1) SO REGISTERED OR (2) AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND IF REQUESTED BY THE COMPANY, A WRITTEN LEGAL
OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY IS PROVIDED BY THE TRANSFEROR. THIS WARRANT AND THE SHARES ISSUED OR ISSUABLE UPON EXERCISE OF THIS WARRANT IF NOT TRANSFERRED PURSUANT TO AND IN CONFORMITY WITH AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 OR IN ACCORDANCE WITH RULE 144 OF THE SECURITIES ACT OF 1933, ARE ALSO SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN SECTION 9 OF THIS WARRANT, AND NO TRANSFER OF THIS WARRANT AND/OR SUCH SHARES SHALL BE VALID OR EFFECTIVE IF IT IS NOT EFFECTED IN COMPLIANCE WITH SUCH RESTRICTIONS ON TRANSFER.


No. ______                                               Dated: __________, 2001


                    CLEMENTS GOLDEN PHOENIX ENTERPRISES, INC.

                          COMMON STOCK PURCHASE WARRANT


     THIS IS TO CERTIFY THAT, for value received, ______________________, a ___________________ (the "Initial Warrant Holder"), and its registered successors and permitted assigns are entitled, subject to the terms and conditions set forth below, to purchase from Clements Golden Phoenix Enterprises, Inc., a Florida corporation (the "Company"), at any time or from time to time during the Warrant Exercise Period (as defined below) any or all of __________ shares (the "Initial Warrant Shares"), of common stock, $0.001 par value per share, of the Company, at a purchase price per share equal to One Dollars and 25/100 ($1.25) (the "Initial Exercise Price"). The number and character of the Initial Warrant Shares and the Initial Exercise Price are subject to adjustment as provided herein.

     This Common Stock Purchase Warrant (this "Warrant") is being issued pursuant to, and is subject to the terms and conditions of, that certain
Subscription Agreement, dated as of June __, 2001 (the "Subscription Agreement"), between the Company and the Initial Warrant Holder hereof. This Warrant shall not be redeemable by the Company.

     1. Definitions. As used in this Warrant, the following terms shall have the respective meanings set forth below or elsewhere in this Warrant as referred to below:

     "Average Closing Price" shall mean the computed average of the last reported sale price per share of Stock on any national securities exchange or dealer quotation system in which the Stock is quoted or listed, for each day within a period of any ten (10) consecutive business days (a "Ten Day Period").

     "Board of Directors" shall mean the Board of Directors of the Company.

     "Common Stock" shall mean common stock, $0.001 par value per share, of the Corporation.

     "Corporation" shall mean the Company and/or any Person that shall succeed to, or assume the obligations hereunder of, the Company.

     "Exercise Date" shall have the meaning set forth in Section 2.2 hereof.

     "Exercise Price" shall mean the Initial Exercise Price as adjusted from time to time pursuant to the terms of this Warrant.

     "Expiration Date" shall have the meaning set forth in Section 2.8 hereof.

     "Fair Market Value" shall mean (i) the last reported sale price per share of Stock on any national securities exchange or dealer quotation system in which the Stock is quoted or listed, as the case may be, on the date immediately preceding the Exercise Date or, if no such sale price is reported on such date, such price on the next preceding business day in which such price was reported, or (ii) if such Stock is not quoted or listed on any national securities exchange or dealer quotation system, the fair market value per share of Stock, as determined in good faith by the Board of Directors.

     "Holder" shall mean, as applicable, (i) the Initial Warrant Holder, (ii) any successor of the Initial Warrant Holder or (iii) any other holder of record of this Warrant to whom this Warrant shall have been transferred in accordance with the provisions of Section 9 hereof.

     "Initial Exercise Date" shall mean the date hereof.

     "Person" shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

     "Property" shall have the meaning set forth in Section 4.3 hereof.

     "Qualified Public Offering" shall mean the first firm-commitment underwritten public offering of shares of Common Stock pursuant to an effective registration statement under the Securities Act in which (i) the aggregate price paid for such shares by the public shall be at least $20,000,000 and (ii) a price to the public not less than $5.00 per share (as may be adjusted to reflect the occurrence of any stock split, stock dividend, combination, recapitalization or the like).

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Registrable Securities" shall have the meaning ascribed to it in the Registration Rights Agreement (as defined below).

     "Registration Rights Agreement" shall mean that certain Registration Rights Agreement between the Company and various stockholders of the Company and other persons party thereto, dated as of June __, 2001.

     "Stock" shall mean (i) Common Stock and/or (ii) any class or series of capital stock of the Corporation (other than Common Stock) or any other Person or any other securities of the Corporation or any other Person that the Holder is entitled to receive, or receives, in lieu of or in addition to Common Stock, pursuant to Section 4 hereof upon exercise of this Warrant.

     "Warrant Exercise Period" shall mean the period beginning on the Initial Exercise Date and ending at 5:00 P.M. (E.S.T.) on the Expiration Date.

     "Warrant Shares" shall mean the Initial Warrant Shares as adjusted from time to time pursuant to the terms of this Warrant. It is understood and agreed that, depending on the context in which the term "Warrant Shares" is used in this Warrant, such term is sometimes used to refer to (i) the Stock or other property (including cash) that has been issued upon a prior exercise of this Warrant, (ii) the Stock or other property (including cash) that is still subject to issuance upon exercise of this Warrant or (iii) the Stock or other property (including cash) referred to in both of the foregoing clauses (i) and (ii).

     2. Exercise Of Warrant.

     2.1 Method of Exercise.

     (a) Subject to and upon all of the terms and conditions set forth in this Warrant, the Holder may exercise this Warrant, in whole or in part with respect to any Warrant Shares, at any time and from time to time during the Warrant Exercise Period, by presentation and surrender of this Warrant to the Corporation at its principal office, together with (i) a properly completed and duly executed subscription form, in the form attached hereto, which subscription form shall specify the number of Warrant Shares for which this Warrant is then being exercised, (ii) if requested by the Corporation, a duly executed instrument or certificate, in form and substance satisfactory to the
Corporation, pursuant to which the Holder makes such representations and warranties to the Corporation, and provides or confirms such information concerning the Holder, as the Corporation may reasonably request (including, without limitation, such representations and warranties and such information as may be required in order to confirm compliance with applicable securities laws),
(iii) payment of the aggregate Exercise Price payable hereunder in respect of the number of Warrant Shares being purchased upon exercise of this Warrant, and
(iv) if applicable, the payment of any transfer taxes required to be paid by the Holder pursuant to Section 2.7 hereof. Payment of such aggregate Exercise Price and any such transfer taxes shall be made in cash, by money order, certified or bank cashier's check or wire transfer (in each case in lawful currency of the United States of America) or, with respect to the payment of such aggregate Exercise Price only, in the manner provided in Section 2.1(b) below.

     (b) In lieu of making payment, in the manner provided in Section 2.1 above, of all or any portion of the aggregate Exercise Price payable in respect of the number of Warrant Shares for which this Warrant is being exercised, the Holder may pay all or such portion of such aggregate Exercise Price by electing not to receive all of such Warrant Shares but only to receive that number of such Warrant Shares as shall be determined in accordance with the following formula:

                                   X = Y(A-B)
                                       ------
                                         A

Where: X = the number of Warrant Shares to be issued to the Holder pursuant to this Section 2.1(b)

          Y = the number of Warrant Shares for which this Warrant is being exercised as of the applicable Exercise Date

          A = the Fair Market Value as of the applicable Exercise Date of a share of the Stock constituting such Warrant Shares

          B = the Exercise Price in effect as of the applicable Exercise Date of a share of the Stock constituting such Warrant Shares

The Holder may elect to make payment of all or any portion of such aggregate Exercise Price pursuant to, and in the manner set forth in, this Section 2.1(b) by surrendering this Warrant to the Corporation at its principal office, together with (a) a properly completed and duly executed net issue exercise election, in the form attached hereto, which net issue exercise election shall specify the number of Warrant Shares for which this Warrant is then being exercised, the number of such Warrant Shares that the Holder is electing not to receive and the aggregate fair market value of such number of Warrant Shares that the Holder is electing not to receive, (b) if requested by the Corporation, a duly executed instrument or certificate, in form and substance satisfactory to the Corporation, pursuant to which the Holder makes such representations and warranties to the Corporation, and provides or confirms such information concerning the Holder, as the Corporation may reasonably request (including, without limitation, such representations and warranties and such information as may be required in order to confirm compliance with applicable securities laws), and (c) if applicable, the payment of any transfer taxes required to be paid by the Holder pursuant to Section 2.7 hereof. Payment of such transfer taxes shall be made in cash, by money order, certified or bank cashier's check or wire transfer (in each case in lawful currency of the United States of America).

     2.2 Effectiveness of Exercise; Ownership. Each exercise of this Warrant by the Holder shall be deemed to have been effected immediately prior to the close of business on the date upon which all of the requirements of Section

2.1(a) or 2.1(b) hereof, as applicable, with respect to such exercise shall have been complied with in full (each such date, an "Exercise Date"). On the applicable Exercise Date with respect to any exercise of this Warrant by the Holder, the Corporation shall be deemed to have issued to the Holder, and the Holder shall be deemed to have become the holder of record and legal owner of, the number of Warrant Shares being purchased upon such exercise of this Warrant, notwithstanding that the stock transfer books of the Corporation shall then be closed or that certificates representing such number of Warrant Shares being purchased shall not then be actually delivered to the Holder.

     2.3 Delivery of Stock Certificates on Exercise. As soon as practicable after the exercise of this Warrant, and in any event within thirty (30) days thereafter, the Corporation, at its expense, will cause to be issued in the name of and delivered to the Holder, or as the Holder may direct (upon payment by the Holder of any applicable transfer taxes as required by Section 2.7 hereof and subject to, in all cases, the provisions of Section 9 hereof), a certificate or certificates for the number of Warrant Shares purchased by the Holder on such exercise, plus, in lieu of any fractional share to which the Holder would otherwise be entitled, cash equal to such fraction multiplied by the Fair Market Value.

     2.4 Shares To Be Fully Paid and Nonassessable. All Warrant Shares issued upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable, free of all liens, taxes, charges and other encumbrances or restrictions on sale (other than those set forth herein) and free and clear of all preemptive rights and, assuming no change in the federal and state securities laws and assuming the Holder exercising the Warrants is an accredited investor, will be issued in compliance with all applicable federal and state securities laws.

     2.5 Fractional Shares. No fractional shares of Stock or scrip representing fractional shares of Stock shall be issued upon the exercise of this Warrant. With respect to any fraction of a share of Stock called for upon any exercise hereof, the Corporation shall make a cash payment to the Holder as set forth in
Section 2.3 hereof.

     2.6 Issuance of New Warrants; Corporation Acknowledgment. Upon any partial exercise of this Warrant, the Corporation, at its expense, will forthwith issue and deliver to the Holder a new warrant or warrants of like tenor, registered in the name of the Holder, exercisable, in the aggregate, for the balance of the Warrant Shares. Moreover, the Corporation shall, at the time of any exercise of this Warrant, upon the request of the Holder, acknowledge in writing its continuing obligation to afford to the Holder any rights to which the Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant; provided, however, that if the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Corporation to afford to the Holder any such rights.

     2.7 Payment of Taxes and Expenses. The Holder shall be required to pay any tax which may be payable in respect of any transfer involved in the issuance of, and the preparation and delivery of certificates (if applicable) representing,
(i) any Warrant Shares purchased upon exercise of this Warrant and issued in a name other than that or the Holder and/or (ii) new or replacement warrants in a name other than that of the Holder, and, until the payment of such tax, the Corporation shall not be required to issue or cause to be issued any such purchased Warrant Shares or any such new or replacement warrants, and the Corporation shall also not be required to prepare and deliver, or to cause to be prepared and delivered, certificates representing any such purchased Warrant Shares.

     2.8 Expiration. This Warrant and all of the Holder's rights hereunder, to the extent not previously exercised, shall expire as of 5:00 P.M. (E.S.T) on the earliest to occur of (i) June 30, 2006 or (ii) the closing date of Qualified Public Offering; (each, an "Expiration Date"); provided, however, that if, at any time during the Warrant Exercise Period, the Average Closing Price is equal to or greater than Four Dollars and 50/100 ($4.50) per share (as such price is adjusted for any stock splits, reverse stock splits, stock dividends, recapitalizations, reclassifications or the like that the Company effects at any time during the Warrant Exercise Period), then within ten (10) days of the end of the applicable Ten Day Period, the Company, in its sole discretion and without requiring any consent or waiver from the Holder, may provide written notice to the Holder that this Warrant and all of the Holder's rights hereunder shall expire upon twenty (20) days from the transmission date of such notice
(such date of expiration, an "Early Expiration Date), in which case the Expiration Date of this Warrant shall be the same date as the Early Expiration Date.

     3. Registration Rights. The Holder of this Warrant shall have the right to cause the Company to register any and all issued and outstanding shares of Stock purchased by the Holder pursuant to any and all exercises of this Warrant ("Registrable Warrant Shares"), under the Securities Act and under any blue sky or securities laws of any jurisdictions within the United States, only at the time and in the manner specified and as provided for in the Registration Rights

Agreement, and any and all such Registrable Warrant Shares shall be deemed to be included within the definition of Registrable Securities for all purposes thereof.

     4. Adjustments.

     4.1 Adjustments for Stock Dividends, Subdivisions and Combinations. In the event that, at any time and from time to time after the Initial Exercise Date, the Corporation shall (a) issue additional shares of Common Stock as a dividend or other distribution on outstanding shares of Common Stock, (b) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock or (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, in each such event, (x) the Exercise Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then current Exercise Price by a fraction, (i) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event, and (ii) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Exercise Price then in effect, and (y) the number of Warrant Shares shall be adjusted by increasing or decreasing, as the case may be, the number of shares of Common Stock included within the Warrant Shares by the percentage increase or decrease in the total number of shares of Common Stock outstanding immediately after such event over the total number of shares of Common Stock outstanding immediately prior to such event and the result so obtained shall be the Warrant Shares then in effect. The Exercise Price and the Warrant Shares, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described in this
Section 4.1.

     4.2 Adjustments for Reorganization, Consolidation or Merger. In case that, at any time or from time to time after the Initial Exercise Date, the Corporation shall (a) effect a reorganization, (b) consolidate with or merge into any other Person, or (c) transfer all or substantially all of its properties or assets to any other Person under any plan or arrangement contemplating the dissolution of the Corporation, then, in each such case, the Holder, on the exercise of this Warrant as provided in Section 2 hereof at any time or from time to time after the consummation of such reorganization, consolidation or merger or (subject to the limitations on exercise set forth in Section 4.3 below) the effective date of such dissolution, as the case may be, shall receive, in lieu of the Warrant Shares issuable on such exercise immediately prior to such consummation or such effective date, as the case may be, the stock and other securities and property (including cash) to which the Holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if the Holder had so exercised this Warrant immediately prior thereto, all subject to successive adjustments thereafter from time to time pursuant to, and in accordance with, the provisions of Section 4 hereof.

     4.3 Adjustments for Dissolution. In the event of any dissolution of the Corporation following the transfer of all or substantially all of its properties or assets at any time after the Initial Exercise Date, the Corporation shall retain for a period of at least thirty (30) days after the effective date of such dissolution the stock and other securities and property (including cash, where applicable) (collectively, the "Property") receivable by the Holder pursuant to Section 4.2 hereof upon exercise of this Warrant at any time after the effective date of such dissolution. If the Holder fails to exercise this Warrant within the thirty (30) day period following the effective date of such dissolution, then such Property shall be distributed pro rata to those Persons who were stockholders of record of the Corporation on the effective date of such dissolution or as otherwise provided by the Corporation.

     4.4 Continuation of Terms. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any such transfer) referred to in this Section 4, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable upon the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the Person acquiring all or substantially all of the properties or assets of the Corporation, whether or not such Person shall have expressly assumed the terms of this Warrant.

     5. Officer's Certificate as to Adjustments. In each case of any adjustment or readjustment in the number and kind of Warrant Shares, or property, issuable hereunder from time to time, or the Exercise Price, the Corporation, at its expense, will promptly cause an officer of the Corporation to compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment or readjustment and showing the facts upon which such adjustment or readjustment is based. The Corporation will forthwith mail a copy of each such certificate to the Holder.

     6. Notices of Record Date. In the event of

     (a) any taking by the Corporation of a record of the holders of Common Stock for the purpose of determining the holders thereof who are entitled to receive any shares of Common Stock as a dividend or other distribution or pursuant to a stock split, or

     (b) any reorganization of the Corporation or any transfer of all or substantially all the assets of the Corporation to or consolidation or merger of the Corporation with or into any other Person, or

     (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then and in each such event the Corporation will mail or cause to be mailed to the Holder a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or stock split, and stating the amount and character of such dividend, distribution or stock split, and (ii) the date on which any such reorganization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable on such reorganization, transfer, consolidation, merger, dissolution, liquidation or winding-up. Such notice shall be mailed at least ten
(10) days prior to the date specified in such notice on which any such action is to be taken.

     7. Exchange of Warrant. Subject to the provisions of Section 9 hereof (if and to the extent applicable), this Warrant shall be exchangeable, upon the surrender hereof by the Holder at the principal office of the Corporation, for new warrants of like tenor, each registered in the name of the Holder or in the name of such other Persons as the Holder may direct (upon payment by the Holder of any applicable transfer taxes). Each of such new warrants shall be exercisable for such number of Warrant Shares as the Holder shall direct, provided that all of such new warrants shall represent, in the aggregate, the right to purchase the same number of Warrant Shares which may be purchased by the Holder upon exercise of this Warrant at the time of its surrender.

     8. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Corporation or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Corporation at its expense will execute and deliver, in lieu thereof, a new warrant of like tenor.

     9. Restrictions on Transfer; Compliance with Securities Act; Mechanics of Transfer.

     9.1 Contractual Transfer Restrictions. Notwithstanding anything expressed or implied in this Warrant to the contrary, in no event shall the Holder sell, assign, transfer, endorse, pledge, mortgage, hypothecate or otherwise convey or dispose of all or any portion of the Warrant, any Warrant Shares issued from time to time upon exercise of this Warrant, or any interest in any of the foregoing (other than pursuant to and in conformity with an effective registration statement under the Securities Act or in accordance with Rule 144 of the Securities Act of 1933), unless the proposed transferee thereof shall have executed and delivered to the Corporation a written agreement or instrument, in form and substance satisfactory to the Corporation, providing for such proposed transferee's written acknowledgment and agreement that he, she or it shall be bound by all of the provisions of this Section 9, and providing also for such representations and warranties made by such proposed transferee in favor of the Corporation as the Corporation shall reasonably request (including, without limitation, those that may be required in order to confirm compliance with applicable securities laws).

     9.2 Securities Laws Restrictions. Neither this Warrant nor any of the Warrant Shares issued from time to time upon exercise of this Warrant may be offered, sold, assigned, transferred, endorsed, pledged, mortgaged, hypothecated or otherwise conveyed or disposed of by the Holder, unless (i) any such offer, sale, assignment, transfer, endorsement, pledge, mortgage, hypothecation or other conveyance or disposition shall be effected (A) pursuant to and in conformity with an effective registration statement under the Securities Act (a "Registered Sale") or any then available exemption from the registration requirements of the Securities Act, and (B) pursuant to and in conformity with any applicable state securities or blue sky laws, and (ii) in the case of any offer, sale, assignment, transfer, endorsement, pledge, mortgage, hypothecation or other conveyance or disposition other than pursuant to a Registered Sale, if requested by the Corporation, the Holder shall have obtained and delivered to the Corporation a written legal opinion of counsel (reasonably satisfactory to the Corporation as to such counsel and as to the substance of such opinion) to the effect that any such proposed offer, sale, assignment, transfer, endorsement, pledge, mortgage, hypothecation or other conveyance or disposition by the Holder does not violate the registration provisions of the Securities Act and any applicable state securities or blue sky laws.

     9.3 Effect of Violation of Transfer Restrictions; Preventive Measures. Any offer, sale, assignment, transfer, endorsement, pledge, mortgage, hypothecation, or other conveyance or disposition of all or any portion of this Warrant or any Warrant Shares issued from time to time upon exercise of this Warrant, or of any interest in this Warrant or any of such Warrant Shares, in violation of this
Section 9 shall be null and void. The Corporation may make a notation on its records or give instructions to any of its transfer agents in order to implement the restrictions on transfer set forth in this Section 9. The Corporation shall not incur any liability for any delay in recognizing any transfer of this Warrant or of any Warrant Shares issued from time to time upon exercise of this Warrant if the Corporation reasonably believes that any such transfer may have been or would be in violation of the provisions of the Securities Act, applicable blue sky laws or this Section 9.

     9.4 Legends.

     (a) Each certificate representing any Warrant Shares issued upon exercise of this Warrant shall bear the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, ENDORSED, PLEDGED, MORTGAGED, HYPOTHECATED OR OTHERWISE CONVEYED OR DISPOSED OF, UNLESS SUCH SHARES ARE (1) SO REGISTERED OR (2) AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND, IF REQUESTED BY THE COMPANY, A WRITTEN LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY IS PROVIDED BY THE TRANSFEROR. IF THE SHARES REPRESENTED BY THIS CERTIFICATE ARE NOT TRANSFERRED PURSUANT TO AN IN CONFORMITY WITH AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 OR IN ACCORDANCE WITH RULE 144 OF THE SECURITIES ACT OF 1933, SUCH SHARES ARE ALSO SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN SECTION 9 OF A COMMON STOCK PURCHASE WARRANT DATED [___________, 2001], AND NO TRANSFER OF SUCH SHARES SHALL BE VALID OR EFFECTIVE IF IT IS NOT EFFECTED IN COMPLIANCE WITH ALL OF SUCH RESTRICTIONS ON TRANSFER. COPIES OF SUCH COMMON STOCK PURCHASE WARRANT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF SUCH SHARES TO THE SECRETARY OF THE COMPANY.

     (b) Each certificate representing any Warrant Shares issued from time to time upon exercise of this Warrant shall also bear any legend required under any applicable state securities or blue sky laws.

     9.5 Survival. The obligations of the Holder (and/or of any transferee of the Warrant or any Warrant Shares issued from time to time upon exercise of this Warrant) under this Section 9 shall, with respect to any Warrant Shares issued from time to time upon exercise of this Warrant, survive the exercise, expiration or other termination, or transfer, of this Warrant indefinitely.

     9.6 Mechanics of Transfer. Any transfer of all or any portion of this Warrant, or of any interest therein, that is otherwise in compliance with the provisions of this Section 9 shall be effected by surrendering this Warrant to the Corporation at its principal office, together with (i) a duly executed form of assignment, in the form attached hereto, (ii) if required, the written agreement or instrument that the proposed transferee is required to execute and deliver to the Corporation pursuant to Section 9.1 hereof and (iii) payment of any applicable transfer taxes, if any. In the event of any such transfer of this Warrant, in whole, the Corporation shall issue a new warrant of like tenor to the transferee, representing the right to purchase the same number of Warrant Shares which were purchasable by the Holder upon exercise of this Warrant at the time of its transfer. In the event of any such transfer of any portion of this Warrant, (i) the Corporation shall issue a new warrant of like tenor to the transferee, representing the right to purchase the same number of Warrant Shares which were purchasable by the Holder upon exercise of the transferred portion of this Warrant at the time of such transfer, and (ii) the Corporation shall issue a new warrant of like tenor to the Holder, representing the right to purchase the number of Warrant Shares purchasable by the Holder upon exercise of the portion of this Warrant not transferred to such transferee. Until this Warrant or any portion thereof is transferred on the books of the Corporation, the Corporation may treat the Holder as the absolute holder of this Warrant and all right, title and interest therein for all purposes, notwithstanding any notice to the contrary.

     10. General.

     10.1 Statement on Warrant. Irrespective of any adjustments in the Exercise Price or the number or kind of Warrant Shares, this Warrant may continue to express the same Exercise Price and the same number and kind of Warrant Shares as are stated on the front page hereof.

     10.2 Authorized Shares; Reservation of Shares for Issuance. At all times while this Warrant is outstanding, the Corporation shall maintain its corporate authority to issue, and shall have authorized and reserved for issuance upon exercise of this Warrant, such number of shares of Common Stock as shall be sufficient to perform its obligations under this Warrant (after giving effect to any and all adjustments to the number and kind of Warrant Shares purchasable upon exercise of this Warrant).

     10.3 No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities, sale or other transfer of any of its assets or properties, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder hereunder against impairment. Without limiting the generality of the foregoing, the Corporation
(a) will not increase the par value of any shares of Stock receivable upon the exercise of this Warrant above the amount payable therefor on such exercise, and
(b) will take all action that may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Stock on the exercise of this Warrant.

     10.4 No Rights as Stockholder. The Holder shall not be entitled to vote or to receive dividends or to be deemed the holder of Stock that may at any time be issuable upon exercise of this Warrant for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the Holder any of the rights of a stockholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance or reclassification of stock, change of par value or change of stock to no par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings (except to the extent otherwise provided in this Warrant), or to receive dividends or subscription rights, until the Holder shall have exercised the Warrant in accordance with the provisions hereof.

     10.5 Notices. (i)Any notices, reports or other correspondence (hereinafter collectively referred to as "correspondence") required or permitted to be given hereunder shall be sent by courier (overnight or same day) or telecopy or delivered by hand to the party to whom such correspondence is required or permitted to be given hereunder. The date of giving any notice shall be the date of its actual receipt.

     (ii) All correspondence to the Company shall be addressed as follows:

                  Clements Golden Phoenix Enterprises, Inc.
                  32C South East Osceola Street
                  Stuart, FL 34994
                  Attention: President
                  Telecopier:  516-219-3712

     with a copy to:

                  Mintmire & Associates
                  265 Sunrise Avenue, Suite 204
                  Palm Beach, FL 33480
                  Attention: Donald Mintmire, Esq.
                  Telecopier: (561) 659-5371

          (iii) All correspondence to the Holder, at the Holder's address appearing in the books maintained by the Corporation.

     10.6 Amendment and Waiver. No failure or delay of the Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Holder are cumulative and not exclusive of any rights or remedies which it would otherwise have. The provisions of this Warrant may be amended, modified or waived with (and only with) the written consent of the Corporation and the Holder.

     10.7 Governing Law. This Warrant shall be construed in accordance with and governed by the laws of the State of Florida.

     10.8 Covenants To Bind Successor and Assigns. All covenants, stipulations, promises and agreements in this Warrant contained by or on behalf of the Corporation shall bind its successors and assigns, whether so expressed or not.

     10.9 Severability. In case any one or more of the provisions contained in this Warrant shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     10.10 Construction. The definitions of this Warrant shall apply equally to both the singular and the plural forms of the terms defined. Wherever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The section and paragraph headings used herein are for convenience of reference only, are not part of this Warrant and are not to affect the construction of or be taken into consideration in interpreting this Warrant.

     10.11 Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Corporation agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate. In any action or proceeding brought to enforce any provision of this Warrant or where any provision hereof is validly asserted as a defense, the successful party to such action or proceeding shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

     IN WITNESS WHEREOF, the Corporation has caused this Warrant to be executed in its corporate name by one of its officers thereunto duly authorized, all as of the day and year first above written.

                         CLEMENTS GOLDEN PHOENIX ENTERPRISES, INC.


                       By:________________________________
                          Samuel P. Sirkin, President

                              FORM OF SUBSCRIPTION


                    (To be executed upon exercise of Warrant)




To: CLEMENTS GOLDEN PHOENIX ENTERPRISES, INC.



     The undersigned hereby irrevocably elects to exercise the right of purchase represented by the attached Warrant for, and to exercise thereunder, _______ shares of common stock, $0.001 par value per share ("Common Stock"), of Clements Golden Phoenix Enterprises, Inc., a Florida corporation, and tenders herewith payment of $__________, representing the aggregate purchase price for such shares based on the price per share provided for in such Warrant. Such payment is being made in lawful money of the United States by certified or bank cashier's check or wire transfer.

     Please issue a certificate or certificates for such shares of Common Stock in the following name or names and denominations and deliver such certificate or certificates to the person or persons listed below at their respective addresses set forth below:






     If said number of shares of Common Stock shall not be all the shares of Common Stock issuable upon exercise of the attached Warrant, a new Warrant is to be issued in the name of the undersigned for the balance remaining of such shares of Common Stock less any fraction of a share of Common Stock paid in cash.






Dated: ____________, 20__


NOTE: The above signature should correspond exactly with the name on the face of the attached Warrant or with the name of the assignee appearing in the assignment form below.

                       FORM OF NET ISSUE EXERCISE ELECTION


               (To be executed upon net issue exercise of Warrant)


To: CLEMENTS GOLDEN PHOENIX ENTERPRISES, INC.

     The undersigned hereby irrevocably elects to exercise the right of purchase represented by the attached Warrant for, and to exercise thereunder, _______ shares (the "Purchased Warrant Shares") of common stock, $0.001 par value per share ("Common Stock"), of Clements Golden Phoenix Enterprises, Inc., a Florida corporation (the "Corporation"). The aggregate exercise price payable by the undersigned in connection with the purchase of the Purchased Warrant Shares is $__________. Pursuant to Section 2.1(b) of the attached Warrant, the undersigned hereby elects to make payment of such aggregate exercise price by surrendering the right to receive _______ of the Purchased Warrant Shares (the "Surrendered Purchased Warrant Shares"). The aggregate fair market value of the Surrendered Purchased Warrant Shares is $____________. The net number of Purchased Warrant Shares issuable by the Corporation (after giving effect to the surrender by the undersigned of the Surrendered Purchased Warrant Shares) in connection with such exercise shall be __________ shares (the "Net Issue Purchase Warrant Shares").

     Please issue a certificate or certificates for the Net Issue Purchased Warrant Shares in the following name or names and denominations and deliver such certificate or certificates to the person or persons listed below at their respective addresses set forth below:






     If the Net Issue Purchased Warrant Shares shall not be all the shares of Common Stock issuable upon exercise of the attached Warrant, a new Warrant is to be issued in the name of the undersigned for the balance remaining of such shares of Common Stock less any fraction of a share of Common Stock paid in cash.




Dated: ____________, 20__


NOTE: The above signature should correspond exactly with the name on the face of the attached Warrant or with the name of the assignee appearing in the assignment form below.

                               FORM OF ASSIGNMENT


                   (To be executed upon assignment of Warrant)



     For value  received,  _____________________________________  hereby  sells, assigns and transfers unto _________________ the attached Warrant [__% of the attached Warrant], together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ___________________________ attorney to transfer said Warrant [said percentage of said Warrant] on the books of Clements Golden Phoenix Enterprises, Inc., a Delaware corporation, with full power of substitution in the premises.

     If not all of the attached Warrant is to be so transferred, a new Warrant is to be issued in the name of the undersigned for the balance of said Warrant.




Dated: ____________, 20__


NOTE: The above signature should correspond exactly with the name on the face of the attached Warrant.

                                                                       EXHIBIT C

                                  RISK FACTORS

An investment in the Company involves a high degree of risk and should be regarded as speculative. Prospective investors should consider carefully the following risk factors in evaluating an investment in the Units. The information furnished by the Company contains forward-looking statements that involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in the following risk factors.

The Company has a limited operating history, and its market, products and projections are untested.

     The Company's subsidiary, Clements Citrus Sales of Florida, Inc., has been engaged for approximately three years in developing the foundation for exporting citrus products into China and started trading in such exports into China only in September 2000. The Company acquired Clements Citrus Sales of Florida, Inc. in December 1999. Although the Company has developed a promising network of distributors for its products in the Peoples Republic of China, its exports to date have not been substantial and have been largely for the purpose of testing the market. As a development stage company, the operations of the Company are subject to all the risks inherent in the establishment of a new business enterprise. The evaluation of the Company must be considered in light of the risks, expenses and difficulties encountered by new businesses trying to establish a dominant presence in a new and largely untested consumer market.

The Company's competitive advantage of its current low cost structure may be adversely affected by growth.

     The Company's current competitive advantages is its relatively low cost structure. The Company currently has a small employee base, does not own, operate or maintain any factory or warehousing plants, and does not own any substantial machinery, tooling or other capital equipment. As the Company grows over time, however, it intends to expand its packaging, distribution and marketing operations, which may require the Company to build and operate a factory plant, purchase additional equipment and expand the size of its workforce. All of these changes are likely to increase the Company's operational costs from their current level, and there can be no assurance that the Company will be able to compete effectively as a result of such cost increases.

The Company has a history of losses and anticipates future losses.

     The Company has never been profitable. As of December 31, 2000, the Company had an accumulated deficit of approximately $2.2 million. A substantial portion of the proceeds of the issuance and sale of the Units will be applied to repay currently due bridge and shareholder loans. The independent auditor's report for the Company's financial statements for the fiscal year ended March 31, 2000 states, "The Company's financial position and operating results raise substantial doubt about its ability to continue as a going concern." The Company has made substantial progress, both in securing additional investments and in developing its network of distributors in China since March 31, 2000. However, the Company anticipates continuing operating losses for at least the next three quarters due to marketing costs, costs of citrus products and other supplies to support rapidly increasing exports, debt maturities and additional personnel hirings to handle the Company's increasing export activities. As a result, we cannot be certain when or if the Company will achieve profitability. If the Company does not achieve, sustain and improve profitability in accordance with its projections, the market price of the Common Shares is likely to decline.

The Company's projected revenues are uncertain, and it may need substantial additional capital investment.

     The Company's gross revenues in the nine months of its fiscal year through December 31, 2000 were $193,481. The Company expects to increase its exports substantially; and the Company believes that revenues from its exports shall exceed the Company's current liabilities and operating costs by June 30, 2002. There can be no assurance that revenues from the Company's operations will be received in accordance with the Company's projections, or that unexpected difficulties in largely untested markets will not prevent achievement of the projections. Accordingly, there can be no assurance that the Company will not need substantial additional capital investment before achieving profitability, or that the Company's anticipated growth will not be slowed by lack of capital resources.

Economic and political conditions in the Peoples Republic of China are unpredictable, and the Company's success is in large measure dependent upon development of the Chinese market for its products.

     The Company's largest targeted market is the consumer market for imported citrus products, citrus juices and other fruits and fruit juices in the Peoples Republic of China. Accordingly, the Company's success will be in large part dependent upon continued growth of consumers with disposable income in China, continued growth of private enterprise for the distribution and sale of consumer goods in China, and continued support by the Chinese government for such internal developments and for the opening of China to foreign commerce. The opening of China to U.S. commerce is a development of recent years culminating in the Permanent Normal Trade Relations Treaty approved by the Senate in September 2000. Both the Company's ability to import foreign agricultural products into China and the ability of Chinese distributors to pay for such products in U.S. currency are dependent upon licenses granted by the government of the Peoples Republic of China. Although the Company has enjoyed substantial success to date in developing beneficial relationships with and obtaining requisite approvals and licenses from Chinese officials, the continued ability to enjoy such official support may be affected by political changes over which the Company has no control. Southeast Asia has been suffering from a general recession in recent years, and the growth of the market for consumer fruit products in China could be adversely affected by the continuation of the Southeast Asia recession, or by a recession in the Western markets for goods produced in China. Failure of the Chinese consumer market for food products to develop as the Company anticipates could adversely affect the Company's ability to meet its projections.

Tariffs, currency fluctuations and restrictions on currency exchange may adversely affect the Company's business.

     Currently the Peoples Republic of China imposes a 35% tariff on agricultural products from the United States. Under the Permanent Normal Trade Relations program, this tariff is scheduled to be reduced to 12% over the next five years. In addition, a value added tax (VAT) of at least 17% is imposed on all consumer purchases of such goods in China. Such substantial taxes on sales of the Company's products in China add a significant cost of such goods to the ultimate consumer. The failure of anticipated reductions in the tariff rate to materialize will slow the development of a consumer market for the Company's products in China. The price at which the Company's products will be available to the Chinese consumer is also affected by fluctuations in the rate of exchange between Chinese and U.S. currencies. The Company has been successful in negotiating distribution contracts which provide for payment by the Chinese distributors in U.S. currency, with the credit risk limited by letter of credit payment terms. The ability of the Company to obtain payment in U.S. currency supported by letters of credit is dependent upon permits granted to the distributors by the government of the Peoples Republic of China. Economic and political developments in China could adversely affect the lowering of tariffs, the currency exchange rates and the ability of the Company to obtain payment in U.S. currency with letter of credit support.

Fluctuations in agricultural production may adversely affect the Company's business.

     The Company's expected advantages of low-cost acquisition and processing of citrus products and juices are in part based upon the recent excess production of U.S. citrus growers and excess citrus processing capacity in the United States. Storms, unseasonal weather and other threats to Florida citrus agriculture could adversely affect the Company's ability to purchase and process its products at a competitive price.

The Company is dependent upon key personnel.

     The Company is highly  dependent at this stage of its  operations on Samuel
P. Sirkis, its President, Joseph Rizzuti, its Chairman and Chief Operating Officer, and its other executive officers and principal consultants, and their commercial background and expertise is crucial to the development of the Company's initial anticipated markets and products. The death, disability or other loss of any of its executive officers or principal consultants could have a material adverse effect on the ability of the Company to achieve its projections and remain viable. The Company maintains a key-man life insurance policy for Mr. Rizzuti.

The Company has a limited number of current distributors upon whom its short-term growth is highly dependent.

     The Company currently has entered into a distribution contract with one major distributor for Northern China and its major cities, and a contract with a major Chinese trading company which is both a distributor in the greater China market itself and an import agent for many Chinese trading and distribution companies which do not have independent import permits. The Company is engaged in negotiations currently with a number of distribution companies. The loss of either of its major distribution or import agency contracts, or difficulties encountered by its distributors which delay or defeat ability to purchase and distribute the Company's goods to retail outlets in its area, could materially adversely affect the Company's ability to meet its projections.

Competition could prevent the Company from achieving its growth projections.

     There are many competitors, and many with vastly superior resources to the Company's, seeking to exploit the opening of the Chinese market to consumer goods. Although the Company believes that it is the first to achieve significant Chinese governmental cooperation for the import of citrus products and the first to achieve significant distribution arrangements for getting such products to the consumer marketplace in China, the Company expects competition to develop and increase in the future. A number of companies are currently competitors. Certain of these competitors are well-established entities in the fruit and fruit juice industry with international market presence and with substantially greater supply, processing, marketing, financial and managerial resources than the Company. In particular, Ocean Spray Cranberries, Inc. has recently announced that it will launch a line of cranberry and grapefruit beverages in China in the next six months and that it has entered into a partnership with a Chinese company in connection with this launch. In addition, there is local production of oranges in China; and while the native citrus production does not represent significant competition currently, there can be no assurance that the quantity and quality of its production will not improve and become competitively significant. While the Company believes it is currently in the lead in penetrating the Chinese market with citrus products, there can be no assurance that competitors will not seek to expand their more limited presence in the market. To be successful, the Company must build upon its initial advantage by supplying its existing distribution market with adequate supply to meet its demands and with the highest quality of products. While the Company believes that it does and can continue to compete favorably with respect to these requirements, there can be no assurance that the Company's competitors will not also be able to meet these requirements and develop products and distribution networks which are comparable or superior to those of the Company. Nor can any assurance be given that a competitor will not seek to obtain agreements with the same suppliers and distributors as those with whom the Company has current relationships or intends to approach in order to develop and market its products.

The market acceptance of the Company's products and services is uncertain.

     The Chinese consumer market for the Company's products is relatively new and uncertain. It is difficult to assess or predict with any assurance the growth rate and the ultimate size of the market. There can be no assurance that the market for the Company's products will develop as the Company projects or that the Company's products will achieve market acceptance at all, or if accepted, how extensive the consumption of the Company's products will be. If the market fails to develop, develops more slowly than expected or becomes saturated with competitors, or if the Company's products do not achieve significant market acceptance, the Company's business, operating results and financial condition will be materially adversely affected.

The resale of the Series A Shares, Warrants and Common Stock will be restricted.

     Neither the Units, the Series A Shares, the Warrants nor the Common Shares issuable upon conversion of the Series A Shares and exercise of the Warrants will be registered under the Securities Act of 1933 in this offering and, accordingly, all such securities will constitute "restricted securities" as defined in Rule 144 under the Securities Act. Such restricted securities may not be offered, sold or otherwise transferred, pledged or hypothecated unless registered under the Securities Act and any applicable state securities laws or unless exempt from such registration. Certificates for the Series A Shares and Warrants will bear a legend to this effect. The Company is obligated under the terms of this offering to register the Common Stock issuable upon conversion of the Series A Shares and exercise of the Warrants (the "Post-Offering Registration"), as set forth in the attached Subscription Agreement. There can be no guarantee, however, that the Company will be able to have the Post-Offering Registration declared effective by the SEC, or be declared effective within the promised period of time. Even if the Post-Offering Registration of the Common Shares issuable upon conversion of the Series A Shares and exercise of the Warrants becomes effective, there can be no assurance that a sufficient liquid market for the Common Shares would develop. Therefore, investors in the Offering should be prepared to hold the Series A Shares, the Warrants and the Common Shares for an indefinite period of time.

There is a limited public market for the Common Shares.

     The Company's Common Stock is quoted on the Over-the-Counter Bulletin Board and has only a limited trading market. There can be no assurance that a more active trading market for the Company's shares will develop or, if developed, that it will be maintained. In addition, the trading price of the Company's Common Stock is currently less than $5.00 per share (any equity security not traded on an exchange or quoted by Nasdaq with a market price less than $5.00 per share being, subject to specified exceptions, referred to as "penny stock"). Accordingly, the trading in the Company's shares is subject to the requirements of Rule 15g-9 promulgated under the Securities and Exchange Act of 1934, as amended. Under this rule, broker-dealers who recommend such penny stock to persons other than established customers and accredited investors must satisfy special sales practice requirements, including an individualized suitability determination for the purchase. So-called penny stock is also subject to the Securities Enforcement Remedies and Penny Stock Reform Act of 1990, which requires additional disclosure in connection with trades in such stock. In the event that the Company is not successful in maintaining a market trading price of its Common Stock exceeding $5.00 per share, the regulatory requirements for penny stock could adversely affect the market liquidity of the Company's shares and the ability of investors to sell their Common Shares in the market.

The offering price of the Units was arbitrarily determined.

     The offering price of the Units has been set by the Company on the basis of its own evaluation of its business, which is largely arbitrary since there is no public market for the Series A Shares or Warrants, and there is a limited market for the Company's Common Stock in which the price of its Common Shares has been volatile. There can be no assurance that the offering price of the Units accurately reflects the value of the Series A Shares and Warrants or that investors will be able to resell the Common Shares issuable upon conversion of the Series A Shares and exercise of the Warrants for at least the offering price.

                                                                       EXHIBIT D

                    CLEMENTS GOLDEN PHOENIX ENTERPRISES, INC.

                          REGISTRATION RIGHTS AGREEMENT

     This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of June __, 2001 by and among (i) Clements Golden Phoenix Enterprises, Inc., a Florida corporation (the "Company"), (ii) persons listed as the Investors in the signature pages hereto (collectively, the "Initial Holders" and each individually, an "Initial Holder"); and (iii) any other holder of shares of the Company's Registrable Securities (as defined below), who becomes a party hereto by executing and delivering to the Company, from time to time, an instrument of accession in the form of the attached Exhibit A (collectively, the "Subsequent Holders").

     WHEREAS, the Company has agreed to issue and sell to the Initial Holders, and the Initial Holders have agreed to purchase from the Company, up to 6,000,000 units of the Company (the "Units" and each a "Unit"), each Unit consisting of one (1) share of the Series A Convertible Preferred Stock of the Company, $.001 par value per share (the "Series A Preferred"), and one (1) warrant (a "Warrant") exercisable into one half (1/2) of a share of Common Stock of the Company ("Common Stock"), $.001 par value per share, and upon terms and conditions set forth in those certain Subscription Agreements, dated of even date herewith, between the Company and the Initial Holders (the "Subscription Agreements"), and

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto hereby agree as follows:

     1. Definitions. The following terms shall have the meanings provided therefor below or elsewhere in this Agreement as described below:

     "Board" shall mean the board of directors of the Company.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

     "Holders" shall mean the Initial Holders, the Subsequent Holders, and all persons to whom any Registrable Securities are transferred in compliance with the provisions of the relevant agreements and documents pursuant to which such Registrable Securities were originally issued and sold and who shall become a party to this Agreement in accordance with Section 13(c) hereof (the "Permitted Transferees"); and "Holder" means any one of the Holders.

     "Registrable Securities" shall mean, at any particular time, all shares of Common Stock issued by the Company, or issuable upon conversion of outstanding preferred stock, or exercise of warrants or convertible notes of the Company, to any Initial or Subsequent Holder. Securities will cease to be Registrable Securities when they (i) may be sold under Rule 144(k) under the Securities Act,
(ii) have been sold pursuant to an effective registration statement under the Securities Act, or (iii) have been distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act, or any other exemption from the registration requirements of the Securities Act under which the transferee receives securities that are not "restricted securities" within the meaning of that term as defined in Rule 144(a)(3).

     "Registration Statement" shall mean a Post-Closing Registration Statement filed pursuant to Section 2 or other registration statement filed with the SEC pursuant to Sections 2 or 4.

     "Rule 144" shall mean Rule 144 promulgated under the Securities Act and any successor or substitute rule, law or provision.

     "SEC" shall mean the Securities and Exchange Commission.

     "Securities Act" shall mean the Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

     2. Mandatory Registration.

     (a) No later than December 28, 2001, the Company will prepare and file with the SEC a registration statement for the purpose of registering under the Securities Act all of the Registrable Securities for resale by, and for the account of, the Holders as selling stockholders thereunder (the "Post-Offering Registration Statement"). The Post-Offering Registration Statement shall permit the Holders to offer and sell, on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, any or all of the Registrable Securities. The Company agrees to use its best efforts to cause the Post-Offering Registration Statement to become effective as soon as practicable. The Company shall be required to keep the Post-Offering Registration Statement effective until such date that is the earlier of (i) the date when all of the Registrable Securities registered thereunder shall have been sold or (ii)120 days from the date that the Post-Offering Registration Statement is pronounced effective by the SEC, subject to extension as set forth below (such date is referred to herein as the "Mandatory Registration Termination Date"). Thereafter, the Company shall be entitled to withdraw the Post-Offering Registration Statement and the Holders shall have no further right to offer or sell any of the Registrable Securities pursuant to the Post-Offering Registration Statement (or any prospectus relating thereto). In the event the right of the selling Holders to use the Post-Offering Registration Statement (and the prospectus relating thereto) is delayed or suspended pursuant to Sections 5(c) or 11 hereof, the Company shall be required to extend the Mandatory Registration Termination Date by the same number of days as such delay or Suspension Period (as defined in Section 11 hereof).

     (b) The offer and sale of the Registrable Securities pursuant to the Post-Offering Registration Statement shall not be underwritten.

     3. "Piggyback" Registration Rights.

     (a) If, at any time after the Mandatory Registration Termination Date, the Company proposes to register any of its Common Stock under the Securities Act, whether as a result of a primary or secondary offering of Common Stock or pursuant to registration rights granted to holders of other securities of the Company (but excluding in all cases any registrations to be effected on Forms S-4 or S-8 or other applicable Forms of registration in which secondary or resale shares cannot properly be included), the Company shall, each such time, give to the Holders holding Registrable Securities written notice of its intent to do so. Upon the written request of any such Holder given within 30 days after the giving of any such notice by the Company, the Company shall use its best efforts to cause to be included in such registration the Registrable Securities of such selling Holder, to the extent requested to be registered; provided that
(i) the number of Registrable Securities proposed to be sold by such selling Holder is equal to at least seventy-five percent (75%) of the total number of Registrable Securities then held by such participating selling Holder (ii) such selling Holder agrees to sell those of its Registrable Securities to be included in such registration in the same manner and on the same terms and conditions as the other shares of Common Stock which the Company proposes to register, and
(iii) if the registration is to include shares of Common Stock to be sold for the account of the Company or any party exercising demand registration rights pursuant to any other agreement with the Company, the proposed managing underwriter does not advise the Company that in its opinion the inclusion of such selling Holder's Registrable Securities (without any reduction in the number of shares to be sold for the account of the Company or such party exercising demand registration rights) is likely to affect materially and adversely the success of the offering or the price that would be received for any shares of Common Stock offered, in which case the rights of such selling Holder shall be as provided in Section 3(b) hereof.

     (b) If a registration pursuant to Section 3(a) hereof involves an underwritten offering and the managing underwriter shall advise the Company in writing that, in its opinion, the number of shares of Common Stock requested by the Holders to be included in such registration is likely to affect materially and adversely the success of the offering or the price that would be received for any shares of Common Stock offered in such offering, then, notwithstanding anything in Section 3(a) to the contrary, the Company shall only be required to include in such registration, to the extent of the number of shares of Common Stock which the Company is so advised can be sold in such offering, (i) first, the number of shares of Common Stock proposed to be included in such registration for the account of the Company and/or any stockholders of the Company (other than the Holders) that have exercised demand registration rights, in accordance with the priorities, if any, then existing among the Company and/or such stockholders of the Company with registration rights (other than the Holders), and (ii) second, the shares of Common Stock requested to be included in such registration by all other stockholders of the Company who have piggyback registration rights (including, without limitation, the Holders), pro rata among such other stockholders (including, without limitation, the Holders) on the basis of the number of shares of Common Stock that each of them requested to be included in such registration.

     (c) In connection with any offering involving an underwriting of shares, the Company shall not be required under Section 3 hereof or otherwise to include the Registrable Securities of any Holder therein unless such Holder accepts and agrees to the terms of the underwriting, which shall be reasonable and customary, as agreed upon between the Company and the underwriters selected by the Company.


     4. Form S-3 Registrations.

     a) Eligibility. From time to time after the earlier to occur of (i) the 90th day following the date on which there first becomes effective a registration statement filed by the Company under the Securities Act, or (ii) the date on which the Company registers a class of securities under the Exchange Act, the Company will make every effort in good faith to take all steps necessary to ensure that the Company will be eligible to register securities on Form S-3 (or any comparable or successor form adopted by the Commission) as soon thereafter as possible, and to make publicly available and available to the Holders, pursuant to Rule 144 of the Commission under the Securities Act, such current public information as is necessary to enable the Holders of Registrable Securities to make sales of Registrable Securities pursuant to that Rule.

     (b) S-3 Registration. After the Company qualifies for the use of Form S-3, then, subject to the provisions of Sections 3(b)(i) and (ii) of this Agreement, any Holders of at least the majority in interest of the Registrable Securities then outstanding will have the right to require the Company to effect an unlimited number of registrations on Form S-3 (or any equivalent successor form), provided, that the Company will not be obligated to effect such a registration more frequently than once in any twelve-month period.

     5. Obligations of the Company. In connection with the Company's obligations under Sections 3 and 4 hereof to file a Registration Statement with the SEC and to use its best efforts to cause the Registration Statement to become effective as soon as practicable, the Company shall, as expeditiously as reasonably possible:

     (a) Prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Registration Statement;

     (b) Furnish to the selling Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents (including, without limitation, prospectus amendments and supplements as are prepared by the Company in accordance with Section 5(a) hereof) as the selling Holders may reasonably request in order to facilitate the disposition of such selling Holders' Registrable Securities;

     (c) Notify the selling Holders, at any time when a prospectus relating to the Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in or relating to the Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading; and, thereafter, the Company will promptly (and in any event within 10 days) prepare (and, when completed, give notice to each selling Holder) a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading; provided that upon such notification by the Company, the selling Holders will not offer or sell Registrable
Securities until the Company has notified the selling Holders that it has prepared a supplement or amendment to such prospectus and delivered copies of such supplement or amendment to the selling Holders (it being understood and agreed by the Company that the foregoing proviso shall in no way diminish or otherwise impair the Company's obligation to promptly prepare a prospectus amendment or supplement as above provided in this Section 5(c) and deliver copies of same as above provided in Section 5(b) hereof); and

     (d) Use commercially reasonable efforts to register and qualify the Registrable Securities covered by the Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably appropriate in the opinion of the Company and the managing underwriters, if any, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, and provided further that (notwithstanding anything in this Agreement to the contrary with respect to the bearing of expenses) if any jurisdiction in which any of such Registrable Securities shall be qualified shall require that expenses incurred in connection with the qualification therein of any such Registrable Securities must be borne by the selling Holders and may not be paid or reimbursed by the Company, then the selling Holders shall, to the extent required by such jurisdiction, pay their pro rata share of such qualification expenses.

     6. Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement that the selling Holders shall furnish to the Company such information regarding them and the securities held by them as the Company shall reasonably request and as shall be required in order to effect any registration by the Company pursuant to this Agreement.

     7. Expenses of Registration. All expenses incurred in connection with the registration of the Registrable Securities pursuant to this Agreement (excluding underwriting, brokerage and other selling commissions and discounts), including without limitation all registration and qualification and filing fees, printing, and fees and disbursements of counsel for the Company, shall be borne by the Company. In addition, the Company shall reimburse the Holders as a group for the reasonable accountable costs and expenses incurred by one legal counsel to the selling Holders as a group.

     8. Delay of Registration. The Holders shall not take any action to restrain, enjoin or otherwise delay any registration as the result of any controversy which might arise with respect to the interpretation or implementation of this Agreement.

     9. Indemnification.

     (a) To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, any investment banking firm acting as an underwriter for the selling Holders, any broker/dealer acting on behalf of any selling Holders and each officer and director of such selling Holder, such underwriter, such broker/dealer and each person, if any, who controls such selling Holder, such underwriter or broker/dealer within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, in any preliminary prospectus or final prospectus relating thereto or in any amendments or supplements to the Registration Statement or any such preliminary prospectus or final prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; and will reimburse such selling Holder, such underwriter, broker/dealer or such officer, director or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission made in connection with the Registration Statement, any preliminary prospectus or final prospectus relating thereto or any amendments or supplements to the Registration Statement or any such preliminary prospectus or final prospectus, in reliance upon and in conformity with written information furnished expressly for use in connection with the Registration Statement or any such preliminary prospectus or final prospectus by the selling Holders, any underwriter for them or controlling person with respect to them.

     (b) To the extent permitted by law, each selling Holder will severally and not jointly indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act, any investment banking firm acting as underwriter for the Company or the selling Holders, or any broker/dealer acting on behalf of the Company or any selling Holders, and all other selling Holders against any losses, claims, damages or liabilities to which the Company or any such director, officer, controlling person, underwriter, or broker/dealer or such other selling Holder may become subject to, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement or any preliminary prospectus or final prospectus, relating thereto or in any amendments or supplements to the Registration Statement or any such preliminary prospectus or final prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent and only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, in any preliminary prospectus or final prospectus relating thereto or in any amendments or supplements to the Registration Statement or any such preliminary prospectus or final prospectus, in reliance upon and in conformity with written information furnished by the selling Holder expressly for use in connection with the Registration Statement, or any preliminary prospectus or final prospectus; and such selling Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter, broker/dealer or other selling Holder in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the liability of each selling Holder hereunder shall be limited to the proceeds (net of underwriting discounts and commissions, if any) received by such selling Holder from the sale of Registrable Securities covered by the Registration Statement, and provided, further, however, that the indemnity agreement contained in this
Section 9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of those selling Holder(s) against which the request for indemnity is being made (which consent shall not be unreasonably withheld).

     (c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this
Section 9, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party desires, jointly with any other indemnifying party similarly noticed, to assume at its expense the defense thereof with counsel mutually satisfactory to the indemnifying parties with the consent of the indemnified party which consent will not be unreasonably withheld, conditioned or delayed. In the event that the indemnifying party assumes any such defense, the indemnified party may participate in such defense with its own counsel and at its own expense, provided, however, that the counsel for the indemnifying party shall act as lead counsel in all matters pertaining to such defense or settlement of such claim and the indemnifying party shall only pay for such indemnified party's expenses for the period prior to the date of its participation on such defense. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to his ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 9, but the omission so to notify the indemnifying party will not relieve him of any liability which he may have to any indemnified party otherwise other than under this Section 9.

     (d) Notwithstanding anything to the contrary herein, the indemnifying party shall not be entitled to settle any claim, suit or proceeding unless in connection with such settlement the indemnified party receives an unconditional release with respect to the subject matter of such claim, suit or proceeding and such settlement does not contain any admission of fault by the indemnified party.

     10. Rule 144. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit the Holders to sell the Purchased Shares and the Warrant Shares to the public without registration, the Company agrees to use commercially reasonable efforts: (i) to make and keep public information available (ii) to file with the SEC in a timely manner all reports and other documents required to be filed by an issuer of securities registered under the Securities Act or the Exchange Act,
(iii) as long as any Holder owns any Registrable Securities, to furnish in writing upon such Holder's request a written statement by the Company that it has complied with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, and to furnish to such Holder a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as may be reasonably requested in availing such Holder of any rule or regulation of the SEC permitting the selling of any such Registrable Securities without registration and (iv) undertake any additional actions reasonably necessary to maintain the availability of the Registration Statement or the use of Rule 144. Upon receipt of a certificate certifying (i) that such Holder has held such Registrable Securities for a period of not less than two years (or such lesser period after which the exemption from registration pursuant to which Rule 144(k) may be available), and
(ii) that such Holder has not been an affiliate (as defined in Rule 144) of the Company during the preceding three months, the Company will, at the request of any Holder of Registrable Securities, remove from the stock certificates representing such Registrable Securities any restrictive legend (or portion thereof) relating to the registration provisions of the Securities Act.

     11. Deferral. Notwithstanding anything in this Agreement to the contrary, if the Company shall furnish to the selling Holders a certificate signed by the President or Chief Executive Officer of the Company stating that the Board of Directors of the Company has made the good faith determination (i) that continued use by the selling Holders of the Registration Statement for purposes of effecting offers or sales of Registrable Securities pursuant thereto would require, under the Securities Act, premature disclosure in the Registration Statement (or the prospectus relating thereto) of material, nonpublic information concerning the Company, its business or prospects or any proposed material transaction involving the Company, (ii) that such premature disclosure would be materially adverse to the Company, its business or prospects or any such proposed material transaction or would make the successful consummation by the Company of any such material transaction significantly less likely and (iii) that it is therefore essential to suspend the use by the Holders of such Registration Statement (and the prospectus relating thereto) for purposes of effecting offers or sales of Registrable Securities pursuant thereto, then the right of the selling Holders to use the Registration Statement (and the prospectus relating thereto) for purposes of effecting offers or sales of Registrable Securities pursuant thereto shall be suspended for a period (the "Suspension Period") of not more than 90 days after delivery by the Company of the certificate referred to above in this
Section 11. During the Suspension Period, none of the Holders shall offer or sell any Registrable Securities pursuant to or in reliance upon the Registration Statement (or the prospectus relating thereto). Notwithstanding the foregoing, the Company shall not be entitled to Suspension Periods totaling more than 90 days in any consecutive twelve-month period during the term of this Agreement.

     12. Miscellaneous.

     (a) This Agreement constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof, and it also supersedes any and all prior negotiations, correspondence, agreements or understandings with respect to the subject matter hereof.

     (b) This Agreement may not be amended, modified or terminated, and no rights or provisions may be waived, except with the written consent of the Holders of the majority in interest of the Registrable Securities, and the Company.

     (c) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors or assigns, provided that the terms and conditions of Section 13 hereof are satisfied.

     (d) This Agreement will bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as otherwise provided in this Agreement, the provisions of this Agreement that are for the Holders' benefit will inure to the benefit of all permitted transferees of Registrable Securities, provided that (i) the Company is given written notice of the transfer stating the name and address of the permitted transferee and identifying the number of shares and type of securities with respect to which rights under this Agreement are being assigned and (ii) the transferee of such rights executes and delivers to the Company and instrument of accession in the form of Exhibit A hereto. Nothing in this Agreement will confer any rights or remedies on any person other than the parties hereto and their respective successors and permitted assigns. Notwithstanding anything in this Agreement to the contrary, if at any time any Holder shall cease to own any Registrable Securities, all of such Holder's rights under this Agreement shall immediately terminate.

     (e) Any notices, reports or other correspondence (hereinafter collectively referred to as "correspondence") required or permitted to be given hereunder shall be sent by courier (overnight or same day) or telecopy or delivered by hand to the party to whom such correspondence is required or permitted to be given hereunder. The date of giving any notice shall be the date of its actual receipt.

All correspondence to the Company shall be addressed as follows:

     Clements Golden Phoenix Enterprises, Inc.
     3135 SW Mapp Road
     P.O. Box 268
     Palm City, FL  34991
     Attention: President
     Telecopier:  (561) 219-3712

     with a copy to:

     Mintmire & Associates
     265 Sunrise Avenue, Suite 204
     Palm Beach, FL 33480
     Attention:   Donald F. Mintmire, Esq.
     Telecopier:  (561) 659-5371

     All correspondence to any Holder, to its address as shown on the stock records of the Company.

     (f) Any entity may change the address to which correspondence to it is to be addressed by notification as provided for herein.

     (g) The parties acknowledge and agree that in the event of any breach of this Agreement, remedies at law may be inadequate, and each of the parties hereto shall be entitled to seek specific performance of the obligations of the other parties hereto and such appropriate injunctive relief as may be granted by a court of competent jurisdiction.

     (h) This Agreement may be executed in a number of counterparts, an of which together shall for all purposes constitute one Agreement, binding on all the parties hereto notwithstanding that all such parties have not signed the same counterpart.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                    CLEMENTS GOLDEN PHOENIX ENTERPRISES, INC.



                         By__________________________________
                           Samuel P. Sirkis, President

                           COUNTERPART SIGNATURE PAGE
                                       TO
                          REGISTRATION RIGHTS AGREEMENT



     INVESTOR:                               ___________________________
                                             Print Name of Investor




                                             ___________________________
                                             Signature


                                        Print Name and Title of  Signatory,
                                        if Investor is not an individual:

                                        _____________________________________

                                                                       Exhibit A

                    CLEMENTS GOLDEN PHOENIX ENTERPRISES, INC.

                             Instrument of Adherence

     Reference is hereby made to that certain Registration Rights Agreement, dated as of _______________, 2001 among Clements Golden Phoenix Enterprises, Inc., a Florida corporation (the "Company"), the Initial Holders and the Subsequent Holders, as amended and in effect from time to time (the "Registration Rights Agreement"). Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Registration Rights Agreement.

     The undersigned, in order to become the owner or holder of [___________ shares of Series __ Convertible Preferred Stock, par value $0.001 per share of the Company] or [__________ shares of Common Stock], hereby agrees that, from and after the date hereof, the undersigned has become a party to the Registration Rights Agreement in the capacity of a Holder, and is entitled to all of the benefits under, and is subject to all of the obligations, restrictions and limitations set forth in, the Registration Rights Agreement that are applicable to Holders. This Instrument of Adherence shall take effect and shall become a part of the Registration Rights Agreement immediately upon execution.

     Executed under seal as of the date set forth below under the laws of the State of Florida.



                             Signature:_____________________________
                             Name:
                             Title:


     Accepted:

     CLEMENTS GOLDEN PHOENIX ENTERPRISES, INC.


     By:_____________________________

     Name:
     Title:


     Date:_____________________

                    CLEMENTS GOLDEN PHOENIX ENTERPRISES, INC.

                             SUBSCRIPTION AGREEMENT


                                                       Dated as of June __, 2001

Name of Subscriber:  _____________________________     (the "Subscriber")

Address of Subscriber: _________________________________________________


TO: Clements Golden Phoenix Enterprises, Inc.,
    a Florida corporation (the "Company")
    3135 SW Mapp Road
    P.O. Box 268
    Palm City, FL  34991

     THE UNDERSIGNED SUBSCRIBER HEREBY SUBSCRIBES for the purchase of the number of Units of the Company's securities specified above, at the aggregate purchase price specified above, upon the terms, subject to the conditions and with the rights and benefits set forth in this Subscription Agreement.

     Units subscribed for:              ___________
     Minimum subscription: 25,000 Units (which may be waived in exceptional circumstances at the discretion of the Company)

     Purchase Price per Unit:
                            $1.00 for any subscription for up to 750,000 Units $0.75 for any subscription for 750,000 or more Units

     Aggregate Purchase Price: $__________

     Each "Unit" shall consist of:

     (i) one share of the Company's Series A Convertible Preferred Stock, par value $.001 per share (the "Series A Preferred Stock"), the terms of which are set forth in Exhibit A annexed hereto, and

     (ii) a warrant in the form of Exhibit B annexed hereto (the "Warrant") to purchase one-half of a share of the Company's Common Stock, par value $.001 per share (the "Common Stock") at an exercise price of $1.25 per share.

The Subscriber understands that this Subscription may be accepted or rejected in whole or in part for any reason whatsoever by the Company. This Subscription is not subject to the Company's receipt of total subscriptions for any minimum number of Units.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (the "Securities Act"), OR ANY APPLICABLE STATE SECURITIES LAWS, NOR HAVE THESE SECURITIES BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION OR THEIR REGULATORY AGENCY.

Purchase of the Units is suitable only for persons (i) who are "accredited investors", as that term is defined in Regulation D promulgated under Securities Act, (ii) who are capable of evaluating the merits and risks of their prospective investment in the Company, either based upon their prior business and investment experience or together with a qualified purchaser representative (attorney, accountant or other skilled financial advisor), and (iii) who can afford to bear the economic risk of such an investment for an indefinite period and have no need for liquidity in such an investment.

     A. Payment. In connection with this Subscription Agreement and subject to acceptance by the Company, the Subscriber hereby delivers to the Company the Subscriber's payment in the amount of the aggregate purchase price specified above (either (I) by check drawn to the order of Clements Golden Phoenix Enterprises, Inc.; or (II) by wire transfer to the following account: SunTrust Bank, South Florida, ABA #067006076, for credit to Clements Golden Phoenix
Enterprises, Inc., Account #0128320012742 (Bank contact person: Karen Vaughn, 561-223-6007)). If this Subscription is rejected by the Company, the payment tendered by the Subscriber herewith shall be returned in full without interest; and the Subscriber shall have no further obligation under or in respect of this Subscription.

     B. Publicly Available Information. The Common Stock is currently quoted on the OTC Bulletin Board(R)quotation service ("OTCBB") under the symbol "CGPE.OB".

     The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and files annual quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy these reports, proxy statements and other information at the SEC's public reference facilities at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; Seven World Trade Center, 13th Floor, New York, New York 10048; and Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities. The SEC also maintains a site on the world wide web at http://www.sec.gov that contains reports and other information regarding registrants that file electronically with the SEC, and certain of the Company's filings are available at the Web site.

     We call your attention to the following publicly available reports filed by the Company under the 1934 Act: (i) the Company's Quarterly Reports on Form 10-QSB for the quarters ended June 31, 2000, September 30, 2000 and December 31, 2000; and (ii) the Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 2000 containing audited financial statements for the fiscal year ended March 31, 2000.

     C. Representations and Warranties of the Company. The Company hereby warrants and represents to and agrees with the Subscriber as follows:

     1. The Company is duly incorporated, validly existing and in good standing under the laws of the State of Florida and has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and as proposed to be conducted.

     2. The Company has the requisite power under its Articles of Incorporation and By-Laws, each as amended to date, and under governing law, and has taken all appropriate corporate action, to accept this Subscription and to issue and sell the shares of Series A Preferred Stock ("Series A Shares") and the Warrants, which compose the Units subscribed for herein, and to issue shares of the Company's Common Stock ("Common Shares") upon conversion of the Series A Shares and exercise of the Warrant in accordance with the respective provisions thereof.

     3. There is no action, suit, claim, litigation, proceeding, investigation, arbitration or governmental inquiry, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality pending against the Company or affecting any of its properties or assets, or, to the best knowledge of the Company, against any officer, employee, or consultant of the Company relating to the Company's business, nor has the Company received any notice threatening commencement of any such action, suit, claim, litigation, proceeding, investigation, arbitration or governmental inquiry. In April 2001, as a result of disagreements between Henry T. Clements, a founder, former CEO and current Director of the Company, and other senior management and Directors, Mr. Clements was terminated as the Company's CEO. It was publicly reported that Mr. Clements and at least one other shareholder requested the Securities and Exchange Commission ("SEC") to investigate alleged irregularities. To date, the Company has received no inquiry from the SEC nor any notice of legal action in this connection.

     4. The Company has complied with all, and is not in violation of or default (with due notice or lapse of time or both) with respect to any laws, governmental rules, governmental regulations, governmental orders, judgments, decrees, writs, injunction and awards of any arbitration, court or governmental authority applicable to the Company and its business. The Company has all necessary permits, licenses and other governmental authorizations required to conduct its business as presently conducted.

     5. As of the date hereof, the Company has a total authorized capitalization consisting of (a) 50,000,000 shares of Common Stock, of which 7,214,241 shares are issued and outstanding, 158,704 additional shares are issuable upon conversion of outstanding convertible notes and an additional 256,250 additional shares are issuable upon exercise of outstanding warrants, and (b) 10,000,000 shares of preferred stock, of which 5,500,000 shares have been designated the Series A Convertible Preferred Stock, of which no shares were issued and outstanding prior to the offering of up to 5,500,000 Units (the "Offering") in which this Subscription participates.

     6. The Company shall keep the Offering open until the sooner to occur of the issuance and sale of 5,500,000 Units or August 15, 2001 (which date may be extended for up to 30 days at the Company's discretion); provided that the acceptance by the Company of any subscription shall not be subject to the Company's having received total subscriptions for any minimum number of Units, and Company may accept any one or more subscriptions and issue and sell the Units in more than one closing prior to the termination of the Offering.

     7. Upon the acceptance by the Company of this Subscription and the issuance and sale of the Units subscribed for hereunder, against payment of the aggregate purchase price tendered herewith, sufficient shares of the Company's Common Stock shall be reserved for issuance in accordance with the conversion provisions of the Series A Preferred Stock and the exercise provisions of the Warrant; and such conversion and warrant shares, when so issued in accordance with the provisions of the Series A Preferred Stock and Warrant, respectively, shall be fully paid and nonassessable shares of the Company's Common Stock.

     D. Representations and Warranties of the Subscriber. The Subscriber hereby warrants and represents to and agrees with the Company as follows:

     1. The Units being subscribed for by the Subscriber will be purchased for the account of the Subscriber for investment only and not with a view to, nor with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein. The Subscriber acknowledges that neither the Units, nor the Series A Preferred Stock, nor the Warrants, nor any Common Shares issuable upon conversion or exercise thereof have been registered under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder, or the securities laws of any state or other jurisdiction, and cannot be disposed of unless any such securities are subsequently registered under the Securities Act and any applicable laws of states or other jurisdictions or an exemption from such registration is available.

     2. The Subscriber acknowledges that he, she or it has received from the Company a Business Summary and pro forma financial statements, has investigated and is familiar with the Company and its business, has carefully read and understands the provisions of this Subscription Agreement, has been furnished such additional information regarding the Company and the investment in the Units, and has had the opportunity to ask such questions of the Company and has received from the Company such information as the Subscriber needs for purposes of the investment hereunder. The Subscriber acknowledges that no representation has been made by the Company or otherwise by or on behalf of the Company as to any current value of the assets held by the Company or as to any prospective return on investment in the Units. The Subscriber further acknowledges that the investment in the Units involves a high degree of risk and that he/she/it has reviewed and understands the Risk Factors described in Exhibit C annexed hereto.

     3. The Subscriber hereby further represents and warrants that:

    (Please strike out all statements in this paragraph 3 which are not true)

     The Subscriber is an "accredited investor" (as such term is defined in Rule 501(a) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act), for at least one of the following reasons:

          (i) the Subscriber's net worth (together with the net worth of the Subscriber's spouse) exceeds $1,000,000;

          (ii) the Subscriber's individual income in each of the two immediately previous years has been more than $200,000 and current year's income is reasonably expected to be more than $200,000, or the Subscriber's joint income with his or her spouse in each of the two immediately previous years has been more than $300,000 and current year's joint income is reasonably expected to be more than $300,000; or

          (iii) the Subscriber, if other than an individual, either (A) has total assets in excess of $5,000,000 and has not been organized for the purposes of acquiring the investment in the Units, or (B) has only accredited investors as its beneficial equity owners.

     The Subscriber has (or, if other than an individual, is directed by a person who has) such knowledge and experience in financial and business matters that he, she or it is capable of evaluating the risks of an investment in the Units. The Subscriber has adequate means of providing for current financial needs and contingencies, has no need for liquidity in the investment in the Units, and is able to bear the substantial economic risks of the investment in the Units for an indefinite period.

     4. This Subscription Agreement and any other documents executed and delivered by the Subscriber in connection herewith have been duly executed and delivered by the Subscriber, and are the legal, valid and binding obligations of the Subscriber enforceable in accordance with their respective terms.

     E. Registration Rights. The Company agrees, by accepting this Subscription Agreement, that no later than December 15, 2001, the Company shall file with the Securities and Exchange Commission a Registration Statement, which may include other selling stockholders, providing for the resale of the Common Shares issuable upon conversion of the Series A Shares and exercise of the Warrant. The Company will use its best efforts to cause the Registration Statement to become effective no later than January 31, 2002 and shall be obligated to maintain the Registration Statement's effectiveness for 120 days from the date it is first pronounced effective. To the extent that any of the Common Shares issuable upon conversion of the Series A Shares and exercise of the Warrant are not sold pursuant to the Registration

Statement during such registration period, the holder of such shares shall have a right to have the remaining Common Shares registered pursuant to the Securities Act on a "piggyback" basis in connection with any registration statement filed by the Company under the Securities Act (other than in connection with a registration of employee stock options or exchange securities issued in an acquisition or merger, or other registrations in which secondary or resale shares cannot properly be included) subject to the terms and limitations set forth in the Registration Rights Agreement annexed to this Subscription Agreement as Exhibit D.

     F. Effectiveness of Subscription. This Subscription Agreement shall be binding upon the Subscriber and his/her/its successors and permitted assigns and, when accepted, shall be binding upon the successors and assigns of the Company. All the agreements, representations, warranties and covenants made by the Subscriber and by the Company in this Subscription Agreement shall survive the execution and delivery hereof. The Subscriber shall immediately notify the Company upon discovering that any of the representations or warranties made herein was false when made or has, as a result of changes in circumstances, become false. Every provision of this Subscription Agreement is intended to be severable, and if any term or provision hereof is held to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder hereof. The respective agreements of the Subscriber and the Company set forth herein shall become effective and binding, without right of revocation, upon the Company's acceptance of this Subscription.

     G. Miscellaneous.

     1. Unless otherwise indicated, the address on the front page of this document is the legal residence of the Subscriber and all offers and communications in connection with the offering of the Units subscribed for herein have been conducted at such address.

     2. Any notice, demand, request or other communication which may be required or contemplated herein shall be sufficiently given if (i) given either by facsimile transmission or telex, by reputable overnight delivery service, delivery charges prepaid, or by registered or certified mail, postage prepaid and return receipt requested, to the address indicated herein or to such other address as any party hereto may specify as provided herein, or (ii) delivered personally at such address.

     3.  This  Subscription  Agreement  and  all  legal  relations,   claims  or
obligations arising out of this transaction shall be governed by and construed in accordance with the internal substantive laws of the State of Florida.

     IN  WITNESS  WHEREOF,   the  undersigned  has  executed  this  Subscription
Agreement as of the date first set forth above.

                         SIGNATURE PAGE FOR INDIVIDUALS

     If the interest in the Company is to be owned by joint tenants or tenants-in-common, all tenants must sign. If the securities are to be owned as community property, one signature is required if the securities are to be held in one name (i.e., by managing spouse) and two signatures are required if the interest is to be held in both names.

nvestor #1                               Investor #2

------------------------------           -------------------------------
Signature                                Signature

------------------------------           -------------------------------
Social Security Number                   Social Security Number

------------------------------           -------------------------------
Print Name                               Print name

Residence Address:                       Residence Address:

------------------------------           -------------------------------
------------------------------           -------------------------------

Executed at:                             Executed at:
------------------------------           -------------------------------
City                                     City
------------------------------           -------------------------------
State                                    State

his __ day of __________, 2001.          this __ day of __________, 2001.

                                 Mailing Address
                     (if different from residence address):

                         -------------------------------
                         -------------------------------



     ACCEPTED:

     CLEMENTS GOLDEN PHOENIX ENTERPRISES, INC.


     By:__________________________
     Samuel P. Sirkis, President

                     SIGNATURE PAGE FOR CORPORATE INVESTORS

Note:  The  officer  authorized  to bind the  corporation  must sign and include copies of the corporation's articles or certificate of organization or incorporation and bylaws (and any amendments) and corporate resolutions or other documents authorizing the officer to sign on behalf of the corporation, which copies must be certified by the corporate secretary or clerk as true and correct.


__________________________________________________
     Name of corporation (please print or type)

By________________________________________________
     (Signature of authorized agent)

Title:____________________________________________

___________________________________________
     Taxpayer Identification No.:

Address of Principal
Corporate Office:                      ____________________________________

                                       ____________________________________

                                       ____________________________________

                                       ____________________________________

Mailing Address                        ____________________________________

(if different):                        ____________________________________

                                       ____________________________________

                                       ____________________________________

                                      Attention: __________________________

Executed at _______________________, __________________.
                  City                      State

     this _______ day of ___________, 2001.



     ACCEPTED:

     CLEMENTS GOLDEN PHOENIX ENTERPRISES, INC.


     By:____________________________
         Samuel P. Sirkis, President

                    SIGNATURE PAGE FOR PARTNERSHIP INVESTORS

Note: The partner(s) authorized to bind the partnership must sign and include a copy of the partnership agreement, including any amendments. The agreement should include the date of formation of the partnership, a list of all partners, the appropriate language authorizing this type of investment and the power of the general partner(s) to invest.


__________________________________________________
  Name of Partnership (please print or type)

By________________________________________________
     (Signature of authorized agent)

Title:____________________________________________

___________________________________________
     Taxpayer Identification No.:

Principal
Business Office Address:               ____________________________________

                                       ____________________________________

                                       ____________________________________

                                       ____________________________________

Mailing Address                        ____________________________________

(if different):                        ____________________________________

                                       ____________________________________

                                       ____________________________________

                                      Attention: __________________________

Executed at _______________________, __________________.
                  City                      State

     this _______ day of ___________, 2001.



     ACCEPTED:

     CLEMENTS GOLDEN PHOENIX ENTERPRISES, INC.


     By:____________________________
         Samuel P. Sirkis, President

           SIGNATURE PAGE FOR TRUSTS, EMPLOYEE BENEFIT PLANS AND IRAS

Note: Trustees (including Trustees of a Qualified Employee Benefit Plan) or Custodian of an Individual Retirement Account empowered to bind the Trust, Plan or IRA, must sign and must provide evidence of identity of all Trustees or Custodians and a copy of the trust agreement or will, plan or IRA (and any amendments) which authorizes the trustee or custodian to sign on behalf of the trust, plan or IRA and authorizes investments by the trustee or custodian. The Company may request the Trustee to complete a special questionnaire.



___________________________________________________
     Name of Trust (please print or type)

___________________________________________________
     Name of Trustee (please print or type)

___________________________________________________
     Date Trust was formed

By: _________________________________________________
         Trustee's Signature


Taxpayer Identification No.: ___________________________

     Trustee's Address:                ____________________________________

                                       ____________________________________

                                       ____________________________________

                                       ____________________________________

Mailing Address                        ____________________________________

(if different):                        ____________________________________

                                       ____________________________________

                                       ____________________________________

                                      Attention: __________________________

Executed at ____________________, _________________
                City                     State

this _______ day of ___________, 2001.

For Qualified Plans: The signature of the Trustee is required. The full name of the Plan and the Trustee's name must be included.

For IRAs: The signature of the Custodian is required. The full name of the IRA, including the Custodian's name and the beneficiary's name, must be included.


     ACCEPTED:

     CLEMENTS GOLDEN PHOENIX ENTERPRISES, INC.

     By:______________________________
         Samuel P. Sirkis, President

                           COUNTERPART SIGNATURE PAGE
                                       TO
                          REGISTRATION RIGHTS AGREEMENT



INVESTOR:                                   ___________________________________
                                                     Print Name of Investor


                                            ____________________________________
                                                       Signature

                                            Print Name and Title of Signatory,
                                             if Investor is not an individual:

                                            ____________________________________